Execution version

HWL EBSWORTH
LAWYERS

Secured Loan Facility Agreement

MIG No.1 Pty Ltd

and

Marshall Investments MIG Pty Ltd as trustee for the Marshall Investments MIG Trust

Ref: GC:KDE:1089107

Doc ID 891037993/v9

Level 14, Australia Square, 264-278 George Street, Sydney NSW 2000 Australia
GPO Box 5408, Sydney NSW 2001 Australia
DX 129 Sydney

Telephone +61 2 9334 8555
Facsimile 1300 369 656 (Australia) +61 2 8507 6584 (international)
hwlebsworth.com.au

HWL EBSWORTH
LAWYERS

Table of contents

HWL EBSWORTH LAWYERS

Secured Loan Facility Agreement

Date	9 December 2021
Parties	**MIG No.1 Pty Ltd ACN 641 831 923** of Level 5, Pacific Highway, North Sydney NSW 2060 (**Borrower**)
	Marshall Investments MIG Pty Ltd ACN 655 680 256 as trustee for the Marshall Investments MIG Trust ABN 51 605 110 090 of Suite 1, Level 12, 53 Martin Place Sydney NSW 2000 (**Financier**)
Recitals	A. The Financier has agreed to provide the Facility to the Borrower on the terms of this agreement.

The parties agree, in consideration of, among other things, the mutual promises contained in this agreement as follows:

Details Schedule

Item 1	Commitment (clause 1.1)	$20,000,000 comprising of: (a) $10,500,000 (**Tranche 1 Commitment**); (b) $4,750,000 (**Tranche 2 Commitment**); and (c) $4,750,000 (**Tranche 3 Commitment**).
Item 2	Termination Date (clause 1.1)	24 months from the date of the Utilisation of the Tranche 1 Commitment, provided that: (a) if Tranche 2 is drawn, the Termination Date will be extended by 6 months from the date of the Utilisation of the Tranche 1 Commitment such that the Termination Date for each Tranche is the same date; and (b) if Tranche 3 is drawn, the Termination Date will be extended by a further 6 months from the date of the Utilisation of the Tranche 1 Commitment such that the Termination Date for each Tranche is the same date.
Item 3	Interest Rate (clause 1.1)	12% per annum
Item 4	Establishment Fee (clause 5.4)	in respect of: (a) Tranche 1, $210,000 (plus GST) (b) Tranche 2, $95,000 (plus GST) (c) Tranche 3, $95,000 (plus GST)
Item 5	Default Management Fee	$5,000 (plus GST) per month or part thereof
Item 6	Minimum Interest (clause 6.7)	In respect of each Tranche, interest calculated in accordance with clause 5.1 for the period commencing on the date of the first Utilisation of that Tranche and ending on the date that is 24 months after the first Utilisation of that Tranche
Item 7	Security (clause 1.1)	see table below

Security Interest	Security Provider	Security Priority
General Security Agreement	The Borrower	First ranking registered

1. Definitions and interpretation clauses

1.1 Definitions

In this agreement:

Accounting Standards means generally accepted accounting principles in Australia as applicable from time to time and consistently applied.

ASIC means the Australian Securities and Investment Commission.

Associate means an associate as defined in section 318 of the Tax Act.

Attorney means an attorney appointed under a Finance Document.

Authorisation means:

(a) any consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption; or

(b) in relation to anything which a Government Agency may prohibit or restrict within a specific period, the expiry of that period without intervention or action or notice of intended intervention or action.

Authorised Officer means:

(a) in relation to the Borrower, a director, secretary or attorney of the Borrower or a person from time to time nominated in writing by the Borrower to be its Authorised Officer, by a notice to the Financier accompanied by a specimen signature of any such person in an Authorised Officers Certificate (or a verification certificate provided under clause 2.1) and in respect of whom:

(i) the identity of that person has been verified to the Financier's satisfaction in order to manage the Financier's anti-money laundering, counter-terrorism financing and economic and trade sanctions risk or to comply with any law or regulations of Australia or other applicable country or jurisdiction; and

(ii) the Financier has not received notice of revocation of the appointment;

(b) in relation to the Financier, any employee of the Financier whose title includes the word 'Chief', 'Head', 'Manager',

'President', 'Vice President', 'Counsel', 'Executive' or 'Director' or any person authorised by the Financier generally or specifically to be an Authorised Officer.

Authorised Officers Certificate means a certificate in the form of Schedule 6.

Availability Period means:

(a) for Tranche 1, the period commencing on the date of this agreement and ending on the earlier of:

(i) 24 December 2021; and

(ii) the date on which the Tranche 1 Commitment is cancelled in full under this agreement;

(b) for Tranche 2, the period commencing on the date of the first Utilisation of the Tranche 1 Commitment, and ending on the earlier of:

(i) 6 months after the date of the first Utilisation of the Tranche 1 Commitment; and

(ii) the date on which the Tranche 2 Commitment is cancelled in full under this agreement;

(c) for Tranche 3, the period commencing on the date of the first Utilisation of the Tranche 2 Commitment, and ending on the earlier of:

(i) 6 months after the date of the first Utilisation of the Tranche 2 Commitment; and

(ii) the date on which the Tranche 3 Commitment is cancelled in full under this agreement.

Bill means a bill of exchange as defined in the *Bills of Exchange Act 1909* (Cth).

Borrower's Revenue means operating revenue generated through Bitcoin sales that is received directly by the Borrower.

Business Day means:

(a) for the purposes of clause 16, a day on which banks are open for business in the city where the notice or other communication is to be received excluding a Saturday, Sunday or public holiday; and

(b) for all other purposes, a day on which banks are open for business in Sydney, New South Wales, Australia, excluding a Saturday, Sunday or public holiday.

Calculation Date means:

(b) 30 September;

(c) 31 December;

(d) 31 March; and

(e) 30 June;

of each year.

Calculation Period means in respect of each Calculation Date, the immediately preceding three calendar months ending on and including the Calculation Date.

Change in Law means:

(a) any present or future law, regulation, treaty, order, judicial or tribunal decision or official directive, ruling or request (which, if not having the force of law, would be complied with by a responsible financial institution); or

(b) any interpretation or administration of anything mentioned in paragraph (a) of this definition by any Government Agency (which, if not having the force of law, would be complied with by a responsible financial institution),

which:

(c) commences, is introduced, or changes, after the date of this agreement; and

(d) does not relate to a change in the effective rate at which Tax is imposed on the overall net income of the Financier.

Collateral Security means any present or future Security Interest, Guarantee or other document or agreement created or entered into by the Borrower or any other person in favour of the Financier as security for, or to credit enhance, the payment of any of the Secured Moneys.

Commitment means the amount specified in Item 1 of the Details Schedule as reduced, cancelled or adjusted under this agreement.

Compliance Certificate means a certificate in the form of Schedule 5.

Control means the possession directly or indirectly of the power, whether or not having statutory, legal or equitable force, and whether or not based on statutory, legal or equitable rights or otherwise, by a person, directly or indirectly to control the membership of the board of directors of the corporation or to otherwise directly or indirectly direct or cause the direction of the management, policies or activities of the corporation whether by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in shares or stock of the corporation or otherwise.

Control Event means:

(a) the Parent ceases to be the legal and beneficial owner of, and to Control, 100% of the issued shares in the Borrower; or

(b) the Ultimate Parent ceases to be the legal and beneficial owner of, and to Control, 100% of the issued shares in the Parent.

Controller	means a controller as defined in section 9 of the Corporations Act.
Convertible Note	means convertible note issued to the Financier by the Borrower dated on or about the date of this agreement and in a form acceptable to the Financier.
Corporations Act	means the *Corporations Act 2001* (Cth).
Default	means: (a) an Event of Default; or (b) a Potential Event of Default.
Details Schedule	means the 'Details Schedule' beginning at page 2 of this agreement.
Disposable Property	means, at any time, any asset or other property which is Disposable Property (as that expression is defined in the General Security Agreement) at that time.
Distribution	means any dividend, distribution or other amount declared or paid by the Borrower on, or in respect of, any Marketable Securities issued by it.
Dollars, A$ and $	means the lawful currency of the Commonwealth of Australia.
Event of Default	means any event specified in clause 13.1.
Excluded Tax	means a Tax imposed: (a) by any jurisdiction on the income of the Financier but not a Tax: (i) calculated on or by reference to the gross amount of any payment (without allowance for any deduction) derived by the Financier under a Finance Document or any other document referred to in a Finance Document; (ii) imposed as a result of the Financier being considered a resident of or organised or doing business in that jurisdiction solely as a result of it being a party to a Finance Document or any transaction contemplated by a Finance Document;

(b) withheld or deducted pursuant to a direction under section 255 of the Tax Act or section 260-5 of Schedule 1 of *the Taxation Administration Act 1953* (Cth); or

as a result of a failure of a Financier to provide details of its Australian Business Number, Tax File Number or proof of other applicable exemption from relevant Taxes.

Facility means the term loan facility made available by the Financier to the Borrower as described in clause 3.1.

Finance Debt means any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation including under or in respect of:

(a) any Bill, bond, debenture, note, loan stock or similar instrument (including under a purchase facility for any of them);

(b) any acceptance, endorsement or discounting arrangement;

(c) the amount of any liability in respect of any lease or hire purchase agreement which would, in accordance with Accounting Standards, be treated as a finance or capital Lease (other than any liability in respect of a lease or hire purchase contract which would, in accordance with Accounting Standards in force prior to 1 January 2019, have been treated as an operating lease);

(d) any agreement for the deferral of a purchase price or other payment (for more than 90 days) in relation to the acquisition or disposal of any asset or service or other transaction in any each case having the commercial effect of a borrowing or of the incurrence of financial accommodation;

(e) any indemnity, undertaking to pay or counter-indemnity in respect of any Guarantee, bond, standby or documentary letter of credit or other instrument of similar effect issued by a bank or financial institution;

(f) any Guarantee for any items specified above in this definition;

and irrespective of whether the debt or liability:

(g) is present or future;

(h) is actual, prospective, contingent or otherwise;

(i) is at any time ascertained or unascertained;

(j) is owed or incurred alone or severally or jointly or both with any other person; or

(k) comprises any combination of the above.

Finance Document means:

(a) this agreement;

(b) the Guarantee and Indemnity;

(c) the Security;

(d) any Subordination Deed;

(e) each Collateral Security;

(f) Priority Deed;

(g) any other document or agreement agreed by an Obligor and the Financier, now or in the future, to be a Finance Document; or

(h) any document or agreement entered into or given under any of the above or for the purpose of amending, supplementing or novating any of the above.

Financial Model means the financial model accepted by the Financier in satisfaction of clause 12.1(e)(i), being the document entitled 'Site Financial Model v1.6 - Condong' provided by email to the Financier by Nick Hughes-Jones on 10 November 2021 and as revised by the Borrower from time to time to ensure its consistency with the budget provided under clause 12.1(e)(ii) and delivered in electronic format to the Financier as soon as practicable after its revision.

Financial Report means in relation to an entity, the following financial statements and information in relation to the entity, prepared for its financial half year or financial year:

(a) an income statement;

(b) a balance sheet;

(c) a statement of changes in equity;

(d) a cash flow statement; and

(e) any notes to, and any reports, statements, declarations or other document or information accompanying, any document referred to in paragraphs (a) to (d) of this definition.

General Security Agreement means the General Security Agreement listed in Item 7 of the Details Schedule.

Government Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity: it includes any self-regulatory organisation established under statute and any stock exchange.

Group means:

(a) the Borrower;

(b) the Parent;

(c) the Ultimate Parent; and

(d) any other Subsidiary of the Ultimate Parent.

Group Structure Diagram means the group structure diagram in Schedule 7, as amended or updated by the delivery of a new diagram to the Financier under clause 12.1(j).

GST means the goods and services tax levied under the GST Act.

GST Act means the *A New Tax System (Goods and Services Tax) Act 1999* (Cth).

Guarantee means any guarantee, suretyship, letter of credit, letter of comfort or any other obligation:

(a) to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b) to indemnify any person against the consequences of default in the payment of; or

(c) to be responsible for,

any debt or monetary liability of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person.

Guarantee and Indemnity means a Guarantee and Indemnity between the Ultimate Parent as Grantor and the Financier in a form mutually agreed by the parties.

Indirect Tax means any GST or other goods and services tax, consumption tax, value added tax or other tax of a similar nature or effect.

Intellectual Property Rights means all intellectual property rights including current and future registered and unregistered rights in respect of copyright, designs, circuit layouts, trade marks, trade secrets, know-how, confidential information, patents, invention and discoveries and all other intellectual property as defined in Article 2 of the Convention Establishing the World Intellectual Property Organisation 1967.

Interest Payment Date means the last day of each Interest Period.

Interest Period means in respect to a Loan:

(a) for the first interest period from and including, the first Utilisation Date until and including the last day of the calendar month in which that Utilisation Date occurs;

(b) for each subsequent interest period from, and including the first day of each calendar month, to and including the last day of each calendar month; and

(c) for the last interest period from and including, the first day of the calendar month in which the Termination Date occurs, to and including, the Termination Date.

Interest Rate means the rate percent per annum set out in Item 3 the Details Schedule.

Key Person means each of:

(a) James Manning;

(b) Nick Hugh-Jones;

(c) Liam Wilson; and

(d) any other person that the Borrower and the Financier agree in writing is a Key Person.

Lease means a lease, charter, hire purchase, hiring agreement or any other agreement under which any property is or may be used or operated by a person other than the owner.

Loan means a cash advance loan made, or to be made, under the Facility or the principal amount outstanding of that Loan at the relevant time.

Loss means any damage, loss, liability, cost, charge, expense, outgoing or payment including under or in respect of any action or claim.

Marketable Security means:

(a) a marketable security as defined in section 9 of the Corporations Act;

(b) a unit (whatever called) or other interest in a trust or partnership;

(c) a convertible note or bond; or

(d) a right or option in respect of anything specified in paragraphs (a), (b) or (c) of this definition.

Material Adverse Effect means a material adverse effect:

(a) on the ability of the Borrower or the Ultimate Parent to perform any of their respective obligations under any Finance Document to which it is a party;

(b) on the validity, legality or enforceability of all or any part of a Finance Document or the Powers of the Financier under a Finance Document or on the perfection or intended priority of any Security; or

(c) on the assets, business, operations or financial condition of the Group (taken as a whole).

Material Document means:

(a) the PPA;

(b) the Parent Facility Agreement;

(c) the Option Agreement; and

(d) the Subscription Agreement.

Minimum Interest means the amount specified in Item 6 of the Details Schedule.

Obligor means:

(a) the Borrower; and

(b) the Ultimate Parent.

Option Agreement means the document entitled 'Put and Call Option deed' dated on or about the date of this agreement between the Parent and Marshall Investments MIG Pty Ltd ACN 655 680 256 as trustee for the Marshall Investments MIG Trust ABN 51 605 110 090.

Overdue Rate means on any date on which the Overdue Rate is calculated under clause 5.2, the rate which is the aggregate of 5% per annum and the Interest Rate.

Parent means Mawson Infrastructure Group Pty Ltd ACN 636 458 912.

Parent Facility Agreement means a secured loan facility agreement between the Borrower and the Parent dated on or before the date of this agreement.

Payment Schedule means the payment schedule in Schedule 7 or as otherwise replaced in accordance with clause 5.1(d).

Permitted Distribution means:

(a) a Distribution where the following conditions are satisfied:

(i) no Default has occurred which is continuing, or will occur as a result of the Distribution being made; and

(ii) the Financier has given its consent;

(b) a Distribution where no Default has occurred which is continuing, or will occur as a result of the Distribution being made and the Distribution is used to pay Taxes for the Tax Consolidated Group provided that the Financier holds Security over each entity within the Tax Consolidated Group for which the Distribution is used to pay Taxes; or

(c) a Distribution from the Borrower to the Parent.

Permitted Finance Debt means any of the following:

(a) any Finance Debt incurred between the Borrower and the Parent or Ultimate Parent or any other Related Body Corporate of the Borrower over all of whose assets and property the Financier holds a Security Interest, with the prior written consent of the Financier including any Finance Debt in connection with the Parent Facility Agreement;

(b) any Finance Debt provided by a Related Body Corporate of the Borrower which is subordinated pursuant to a Subordination Deed;

(c) any liability under any agreement entered into in the ordinary course of ordinary business for the acquisition of any asset or service where payment for the asset or service is deferred for a period of not more than 90 days;

(d) any trade credit extended to the Borrower by its customers on normal commercial terms and in the ordinary course of its trading activities;

(e) any Finance Debt incurred or permitted to be incurred under any Finance Document;

(f) any Finance Debt secured by a Permitted Security Interest so long as it is not increased; or

(g) any other Finance Debt approved by the Financier in writing.

Permitted Financial Accommodation means any financial accommodation or any Guarantee provided by the Borrower in respect of financial accommodation:

(a) under the Finance Documents;

(b) to a Related Body Corporate of the Borrower over all of whose assets and property the Financier holds a Security Interest, with the prior written consent of the Financier;

(c) any deposits made by the Borrower in ordinary course of business arrangements with a bank or financial institution provided that any such deposits are not made in connection with any Finance Debt provided by that institution;

(d) any loan arising under or in connection with any Tax consolidation arrangements not restricted under the Finance Documents; or

(e) made with the Financier's prior written consent.

Permitted Security Interest means:

(a) every lien created, or arising, by operation of law in the ordinary course of trading securing an obligation that is not yet due;

(b) every lien for the unpaid balance of purchase money under an instalment contract entered into in the ordinary course of trading;

(c) every lien for the unpaid balance of money owing for repairs;

(d) any title retention arrangement, hire purchase, lease of specific items of equipment or any or PMSI entered into in the ordinary course of trading on the supplier's usual terms of sale (or on terms more favourable) so long as the debt secured is paid when due;

(e) the Security Interest granted by the Borrower in favour of Cape Byron Management Pty Ltd ACN 165 320 445 pursuant to clause 16 of the PPA;

(f) a Security Interest granted by the Borrower in favour of the Parent in connection with the Parent Facility Agreement, provided that any such Security Interest is subject to a priority deed with the Financier in a form acceptable to the Financier;

(g) a banker's lien or right of set-off or combination arising by operation of law over property or money deposited with a bank or financial institution in the ordinary course of business;

(h) any Security or Collateral Security,

in any such case which affects or relates to any of the assets of the Borrower.

Potential Event of Default means any thing which would become an Event of Default on the giving of notice (whether or not notice is actually given), the expiry of time, the satisfaction or non-satisfaction of any condition, or any combination of the above.

Power means any right, power, authority, discretion or remedy conferred on the Financier, a Receiver or an Attorney by any Finance Document or any applicable law.

PPA means the Electricity Supply and Sale Agreement between Cape Byron Management Pty Ltd ACN 165 320 445 and the Borrower dated 22 October 2021.

PPSA means the *Personal Property Securities Act 2009* (Cth).

PPSA Law means:

(a) the PPSA;

(b) any regulation made under or pursuant to the PPSA; and

(c) any legislation or regulation, or any amendment to any legislation or regulation, at any time made to implement, or as contemplated by or as a consequence of, the PPSA or any regulation made under or pursuant to the PPSA.

Principal Outstanding means, at any time:

(a) in relation to a Tranche, the aggregate principal amount of all outstanding Loans under that Tranche at that time; or

(b) otherwise, the aggregate principal amount of all Loans under all Tranches at that time.

Receiver means a receiver or receiver and manager appointed under a Security.

Related Body Corporate means a related body corporate as defined in section 50 of the Corporations Act, but as if a reference to subsidiary is a reference to Subsidiary as defined in this clause 1.1.

Relevant Currency means the currency in which a payment is required to be made under the Finance Documents and is, if not expressly stated to be another currency, Dollars.

Relevant Date has the meaning given to it in clause 6.7.

Same Day Funds means immediately available funds.

Secured Moneys means all debts and monetary liabilities of each Obligor to the Financier under or in relation to any Finance Document on any account and in any capacity, irrespective of whether the debts or liabilities:

(a) are present or future;

(b) are actual, prospective, contingent or otherwise;

(c) are at any time ascertained or unascertained;

(d) are owed or incurred by or on account of any Obligor alone, or severally or jointly with any other person;

(e) are owed to or incurred for the account of the Financier alone, or severally or jointly with any other person;

(f) are owed to any other person as agent (whether disclosed or not) for or on behalf of the Financier;

(g) are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

(h) are owed to or incurred for the account of the Financier directly or as a result of:

(i) the assignment or transfer to the Financier of any debt or liability of any Obligor (whether by way of assignment, transfer or otherwise); or

(ii) any other dealing with any such debt or liability;

(i) are owed to or incurred for the account of the Financier before the date of this agreement or before the date of any assignment of this agreement to the Financier by any other person or otherwise; or

(j) comprise any combination of the above.

Secured Property means the property subject to a Security.

Security means each Security Interest outlined in Item 7 of the Details Schedule.

Security Interest means:

(a) an interest or power reserved in or created or otherwise arising in or over an interest in any asset whether under a bill of sale, mortgage, charge, lien, pledge, other security interest or preferential arrangement (including retention of title), trust or power or otherwise by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation;

(b) a 'security interest' as defined in section 12(1) of the PPSA; or

(c) any agreement to grant or create anything referred to in paragraphs (a) or (b) of this definition and any other thing which gives a creditor priority to any other creditor with respect to any asset or an interest in any asset.

Security Provider means a person who has granted a Security.

Sharepoint Folder means the link provided by Andrew Jaajaa on 22 October 2021 (through sharepoint) entitled 'DD Folders' containing, among other documents, financial information, company constitution, minutes of the board and monthly reports of the board.

Subscription Agreement the document entitled 'Share Subscription Agreement' dated on or about the date of this agreement between the Borrower, Marshall Investments MIG Pty Ltd ACN 655 680 256 as trustee for the Marshall Investments MIG Trust ABN 51 605 110 090 and the Parent.

Specific Security Agreement means the Specific Security Agreement listed in Item 7 of the Details Schedule.

Subordination Deed means a subordination deed between the relevant parties subordinating specified Finance Debt to the Secured Moneys on terms acceptable to the Financier acting reasonably.

Subsidiary means:

(a) a subsidiary as defined in section 46 of the Corporations Act but as if a reference to body corporate includes any entity; and

(b) an entity whose profit and loss is required by Accounting Standards to be included in the consolidated Financial Report of another entity or would be required if that other entity was a corporation.

Tax means:

(a) any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding; or

(b) any income, stamp or transaction duty, tax or charge,

which is assessed, levied, imposed or collected by any Government Agency and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above.

Tax Act means the *Income Tax Assessment Act 1936* (Cth) or the *Income Tax Assessment Act 1997* (Cth) as applicable.

Tax Consolidated Group means a Consolidated Group or a MEC Group as defined in the *Income Tax Assessment Act 1997* (Cth).

Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

Tax Deduction means a deduction or withholding for or on account of Tax (other than Indirect Tax) from a payment under the Finance Documents.

Tax Invoice includes any document or record treated by the Commissioner of Taxation or other relevant Government Agency as a tax invoice or as a document entitling a recipient to an input tax credit.

Tax Payment means:

(a) an additional payment made by an Obligor to the Financier under clause 7.2;

(b) a payment made by an Obligor in accordance with clause 7.3.

Termination Date means the date specified in Item 2 of the Details Schedule (or such later date as agreed in writing between the Financier and the Borrower or as determined under this agreement).

Title Document	means: (a) any original, duplicate or counterpart certificate or document of title including any real property certificate of title; (b) any share certificate; or (c) any grant, conveyance, transfer, lease, licence or other document evidencing title to, or rights to possess, acquire, use or dispose of, any property. Where a title is in electronic form, it means control of any dealing with the property the subject of that title under an applicable electronic system.
Tranche	means each of: (a) Tranche 1; (b) Tranche 2; and (c) Tranche 3.
Tranche 1	means the tranche identified in Item 1(a) of the Details Schedule.
Tranche 1 Commitment	means the amount identified in Item 1(a) of the Details Schedule.
Tranche 2	means the tranche identified in Item 1(b) of the Details Schedule.
Tranche 2 Commitment	means the amount identified in Item 1(b) of the Details Schedule.
Tranche 3	means the tranche identified in Item 1(c) of the Details Schedule.
Tranche 3 Commitment	means the amount identified in Item 1(c) of the Details Schedule.
Tranche Commitment	means, in respect of a Tranche, the amount specified in Item 1 of the Details Schedule for that Tranche, as reduced, cancelled or adjusted under this agreement.
Tranche Facility	means, in respect of a Tranche, the Facility or Facilities that are specified in Item 1 of the Details Schedule for that Tranche (being Facilities which may be utilised in respect of that Tranche).
Tranche Undrawn Commitment	means, at any time, in respect of a Tranche, the Tranche Commitment for that Tranche at that time less the aggregate Principal Outstanding in respect of that Tranche at that time.
Transaction Document	means a Finance Document or a Material Document .
Ultimate Parent	means Mawson Infrastructure Group Inc ARBN 649 261 861.

Undrawn Commitment	means, at any time, the Commitment at that time less the Principal Outstanding at that time.
Utilisation	means a utilisation of the Facility, being the provision of a Loan.
Utilisation Date	means the date on which a Utilisation is provided, or is to be provided, to the Borrower under this agreement.
Utilisation Notice	means a notice substantially in the form set out in Schedule 3.

1.2 Interpretation

(a) Headings and italicised, highlighted or bold type do not affect the interpretation of this agreement.

(b) In this agreement, unless a contrary indication appears or is expressed:

(i) the singular includes the plural and the plural includes the singular;

(ii) a gender includes the other genders;

(iii) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(iv) a reference to a person or an entity includes any person, firm, company, partnership, joint venture, association, trust, corporation or other body corporate and any Government Agency (whether or not having a separate legal personality) or two or more of them;

(v) a reference to any thing (including any right) includes a part of that thing, but nothing in this clause 1.2(b)(v) implies that performance of part of an obligation constitutes performance of the obligation;

(vi) a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;

(vii) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(viii) a reference to a party to any document includes that party's successors and permitted assigns;

(ix) a reference to time is to Sydney time.

(c) In this agreement a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute.

(d) In this agreement, a reference to a section of the Corporations Act includes a reference to the relevant corresponding section of any statute regulating corporations applicable to the Ultimate Parent.

(e) In this agreement a reference to liquidation includes official management, administration compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death.

(f) In this agreement a reference to an agreement other than this agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing.

(g) In this agreement a reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits.

(h) In this agreement a reference to a document includes any agreement or contract in writing, or any certificate, notice, deed, instrument or other document of any kind.

(i) No provision of this agreement may be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or the preparation or proposal of that provision.

(j) In this agreement a reference to drawing, accepting, endorsing or other dealing with a Bill refers to drawing, accepting, endorsing or dealing within the meaning of the *Bills of Exchange Act 1909* (Cth).

(k) In this agreement a reference to a body, other than a party to this agreement (including an institute, association or authority), whether statutory or not, which ceases to exist or whose powers or functions are transferred to another body, is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

(l) Specifying anything in this agreement after the words 'include' or 'for example' or similar expressions does not limit what else is included unless there is express wording to the contrary.

(m) A word or phrase (other than one defined in clause 1.1) used in this agreement which is defined in another Finance Document has the same meaning in this agreement as is given to it in that other Finance Document.

(n) A Potential Event of Default is 'continuing' or 'subsists' if, before it becomes an Event of Default, it has not been remedied or has not been waived in writing by the Financier.

(o) An Event of Default is 'continuing' or 'subsists' if it has not been waived in writing by the Financier or if it has not been remedied before any action is taken in respect of that Event of Default under clause 13.2.

1.3 Business Day

Except where clause 10.2 applies, where the day on or by which any thing is to be done by the Borrower is not a Business Day, that thing must be done on or by the next Business Day.

1.4 Accounting Standards

Any accounting practice or concept relevant to this agreement is to be construed or determined in accordance with the Accounting Standards.

1.5 Code of Banking Practice

The Banking Code of Practice (2020) does not apply to the Finance Documents, any transaction under them or any banking service provided under them.

1.6 Financier's limitation of liability

(a) The Financier enters into each Finance Document to which it is a party only in its capacity as trustee for the Marshall Investments MIG Trust ABN 51 605 110 090 (**Financier Trust**) and in no other capacity and each reference to 'Financier' in a Finance Document is to that entity only in its capacity as trustee for the Financier Trust and in no other capacity.

(b) A liability arising under or in connection with, and a reference to a Financier in a Finance Document or the Financier Trust is limited to and can be enforced against the Financier only to the extent to which it can be and is in fact satisfied out of the assets of the Financier Trust from which the Financier is actually indemnified for the liability. This limitation of the Financier's liability applies despite any other provision of this document or any other Finance Document and extends to all liabilities and obligations of the Financier in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this document, a Finance Document or the Financier Trust.

(c) No person may sue the Financier in any capacity other than as the trustee of the Financier Trust, including seeking the appointment of a receiver (except in relation to the assets of the Financier Trust), a liquidator, an administrator or any similar person to the Financier or proving in any liquidation, administration or arrangement of or affecting the Financier (except in relation to assets of the Financier Trust).

(d) The provisions of this clause shall not apply to any obligation or liability of the Financier to the extent that it is not satisfied because:

(i) under the trust deed for the Financier Trust or by operation of law, there is a reduction in the extent of the Financier's indemnification out of the assets of the Financier Trust as a result of the Financier's failure to properly perform its duties as trustee of the Financier Trust; or

(ii) of its fraud, gross negligence, unlawful act or omission or wilful default, or as a consequence of its breach of trust or failure to properly perform or exercise its powers or duties in relation to the Financier Trust.

(e) Nothing in clause 1.6(d) shall make the Financier liable to any claim for an amount greater than the amount which a party would have been able to claim and recover from the assets of the Financier Trust in relation to the relevant liability if the Financier's right of indemnification out of the assets of the Financier Trust had not been prejudiced by failure to properly perform its duties.

(f) The Financier is not obliged to do or refrain from doing anything under this document (including incur any liability) unless its liability is limited in the same manner as set out in this clause.

2. Conditions to Utilisation

2.1 Conditions precedent - Tranche 1

The Financier is not obliged to provide the first Utilisation unless the Financier has received all of the conditions precedent set out in Schedule 2 in a form and of a substance satisfactory to the Financier.

2.2 Conditions subsequent

(a) On or before the date that is 10 Business Days after the first Utilisation for Tranche 1, the Borrower must provide to the Financier a legal opinion from a lawyer admitted to practice law in the United States of America regarding the enforceability of the Guarantee and Indemnity under the laws of the state of New York.

(b) On or before 11 January 2022, the Borrower must provide to the Financier, evidence that:

(i) Cape Byron Management Pty Ltd ACN 165 320 445 has obtained the written consent of Sunshine Sugar under the Head Lease to enter into the Peppercorn Site License (as each of those terms are defined in the PPA) and has provided a copy of such consent to the Borrower; and

(ii) Cape Byron Management Pty Ltd ACN 165 320 445 has obtained the consent of Essential Energy under the Connection Agreement to increase the PAUX in Schedule 7 of the Connection Agreement to 24.5MW (as each of those terms are defined in the PPA) and has provided a copy of such consent to the Borrower.

2.3 Conditions precedent - Tranche 2

The Financier is not obliged to provide the first Utilisation unless the Financier has received all of the following: in a form and of a substance satisfactory to the Financier:

(a) **Conditions precedent Tranche 1**: each Condition Precedent set out in Schedule 2 has been and remains satisfied; and

(b) **purpose**: evidence that the Utilisation be used as the final payment for the Machine orders (including, if requested by the Financier, confirmation from the manufacturer or supplier of the Machines that the Machines are ready to be delivered or shipped, and that title has passed to the Borrower, once final payment is made).

2.4 Conditions precedent - Tranche 3

The Financier is not obliged to provide the first Utilisation unless the Financier has received all of the following: in a form and of a substance satisfactory to the Financier:

(a) **Conditions precedent Tranche 1 and Tranche 2**: each Condition Precedent set out in Schedule 2 and clause 2.3 has been and remains satisfied.

2.5 Conditions precedent to all Utilisations

Without limiting any other provision of this agreement, the Financier is not obliged to provide any Utilisation under a Tranche unless the following conditions are fulfilled to the Financier's satisfaction:

(a) **Utilisation Notice**: the Borrower has delivered a duly completed, executed and effective Utilisation Notice to the Financier requesting the Utilisation;

(b) **Utilisation Date**: the Utilisation Date for the Utilisation is a Business Day within the Availability Period for that Tranche;

(c) **Tranche Commitment**: the Principal Outstanding of all outstanding Utilisations under that Tranche after providing that Utilisation and any other Utilisation to be provided under that Tranche on that day will not be greater than the Tranche Commitment for that Tranche;

(d) **no Default**: no Default has occurred which is continuing and no Default will result from the Utilisation being provided, including that no event or series of events has occurred which has had, or is likely to have, a Material Adverse Effect; and

(e) **fees and expenses**: evidence that the Borrower has paid (or will cause to be paid) all fees and expenses due to the Financier and the Financier's consultants and legal advisers which are required to be paid on or before the date of the Utilisation.

2.6 Certified copies

(a) An Authorised Officer of the Borrower must deliver a certificate to the Financier confirming that each copy of a document given to the Financier under clause 2.1 to be a true, complete and up-to-date copy of the original document and that the original document is in full force and effect.

(b) The certification must be made no more than five Business Days before the date on which it is provided.

2.7 Benefit of conditions precedent and notice of satisfaction

A condition in this clause 2 is for the benefit only of the Financier and only the Financier may waive it.

3. Facility and Commitment

3.1 Facility

Subject to the terms of this agreement, the Financier will lend to the Borrower a single Loan for each Tranche in Dollars in an aggregate amount not exceeding the Commitment.

3.2 Purpose

(a) The Borrower must use the net proceeds of a Utilisation as follows:

(i) working capital in the ordinary course of the Borrower's business;

(ii) from time to time, capital expenditure in accordance with the Financial Model; or

(iii) for any other purpose that the Financier approves.

(b) The Financier is not bound to monitor or verify the application of any Utilisation under this agreement.

3.3 Anti-Money Laundering

(a) The Borrower agrees that the Financier may delay, block or refuse to process its participation in any transaction under this agreement in which the Financier is otherwise required to participate without incurring any liability if the Financier knows, or has reasonable grounds to suspect that:

(i) the transaction breaches any laws or regulations in Australia or any other country connected with the transaction;

(ii) the transaction involves any person (natural, corporate or governmental) that is itself sanctioned or is connected, directly or indirectly, to any person that is sanctioned under economic and trade sanctions imposed by Australia, the United States, the European Union or any other country connected with the transaction; or

(iii) the transaction directly or indirectly involves the proceeds of, or be applied for the purposes of, conduct which is unlawful in Australia or any other country connected with the transaction.

(b) The Borrower must provide all information to the Financier which the Financier reasonably requires in order to manage its anti-money laundering, counter terrorism financing or economic and trade sanctions risk or to comply with any laws or regulations in Australia or any other country. The Borrower agrees that the Financier may disclose any information concerning the Borrower to:

(i) any law enforcement, regulatory agency or court where required by any such law or regulation in Australia or elsewhere; and

(ii) any correspondent the Financier uses to make the payment for the purpose of compliance with any such law or regulation.

(c) Unless the Borrower has disclosed that it is acting in a trustee capacity or as an agent on behalf of another party, the Borrower warrants that it is acting on its own behalf in entering into this agreement.

(d) The Borrower declares and undertakes to the Financier that the processing of any transaction by the Financier in accordance with the Borrower's instructions will not breach any laws or regulation in Australia or any other country.

4. Utilisations

4.1 Delivery of Utilisation Notice

If the Borrower requires the provision of a Utilisation it must deliver to the Financier an effective Utilisation Notice duly completed and signed by an Authorised Officer of the Borrower.

4.2 Requirements for a Utilisation Notice

A Utilisation Notice, to be effective, must:

(a) be in writing in the form of, and specifying the matters required in, Schedule 3;

(b) be duly executed by an Authorised Officer of the Borrower;

(c) request Utilisations only in compliance with this agreement; and

(d) be received by the Financier before 11.00 am on a Business Day at least five Business Days before the proposed Utilisation Date (or any shorter period that the Financier agrees in writing).

4.3 Provision of Loan

If the Borrower gives an effective Utilisation Notice for a Loan, the Financier must subject to this agreement provide to the Borrower the specified Loan in Same Day Funds in Dollars no later than noon on the specified Utilisation Date and in accordance with that Utilisation Notice.

5. Costs of Utilisation and fees

5.1 Interest

(a) The Borrower must pay interest on each Interest Payment Date on the principal amount of each Loan for each Interest Period at the Interest Rate for the applicable Interest Period.

(b) Interest is calculated on daily balances on the basis of a 365 day year and for the actual number of days elapsed from and including the first day of each Interest Period to, but excluding, the last day of the Interest Period or, if earlier, the date of prepayment or repayment of the Loan under this Agreement.

(c) Subject to clause 5.1(d), the Payment Schedule shows the amounts of interest payable by the Borrower, which, when paid, will satisfy the Borrower's obligations under this clause 5.1 (but not, for the avoidance of doubt, clause 5.2).

(d) For the avoidance of doubt, interest has been calculated in accordance with the Payment Schedule as if the Commitment was drawn down in full by the Borrower on the date of the first Utilisation. Actual interest payable by the Borrower will depend on the date of the first Utilisation and the amount drawn on that date. Following the Commitment being drawn in full, the Borrower and the Financier will update the Payment Schedule to reflect the actual date of drawdown of the first Utilisation and the monthly interest payable.

5.2 Default interest

(a) While an Event of Default is subsisting, interest will accrue on all the Secured Moneys due and payable but unpaid at the Overdue Rate rather than the Interest Rate, under clause 5.1.

(b) The interest payable under this clause 5.2 accrues from day to day from and including the date on which the Event of Default first occurred until the later of:

(i) the date on which the Event of Default has been rectified to the reasonable satisfaction of the Financier;

(ii) the date on which the Financier makes a declaration under clause 13.2(a); and

(iii) the Termination Date.

(c) The rate of interest payable under this clause 5.2 on any part of the Secured Moneys is capitalised monthly at the Overdue Rate.

5.3 Default Management fee

If an Event of Default occurs the Borrower must pay to the Financier a non-refundable default management fee specified in Item 5 of the Details Schedule.

5.4 Establishment fee

(a) The Borrower must pay to the Financier on the date of the first Utilisation of each Tranche a non-refundable establishment fee in the amount specified in Item 4 of the Details Schedule for that Tranche.

(b) The Financier acknowledges that the Borrower has paid $20,000 (including GST) of the establishment fee prior to the date of this Agreement.

5.5 Survival

This clause 5 and any other provisions of this agreement necessary or desirable for its interpretation survive the repayment of the Secured Moneys or termination, amendment, supplementation or extension of this agreement.

6. Repayment and prepayment

6.1 Final repayment of Facility

The Borrower must in respect of a Tranche repay the Loan under the Tranche and all other Secured Moneys in relation to the Tranche:

(a) in full on the Termination Date for the Tranche; and

(b) otherwise as required under this agreement and in accordance with the Payment Schedule.

6.2 Amortisation

The Borrower must repay the Principal Outstanding in the consecutive monthly instalments that are specified in the Payment Schedule (each instalment calculated on the basis of the Principal Outstanding on the relevant 'Date' in the Payment Schedule) on the last day of each calendar month commencing on the last day of the calendar month falling 12 months after the calendar month in which the Utilisation Date of Tranche 1 occurs.

6.3 Inconsistency

In the event of any inconsistency between the Payment Schedule and any other provision of this agreement, the Payment Schedule prevails.

6.4 Mandatory prepayments

(i) The Borrower must repay the Secured Moneys from the proceeds of any compensation received by the Borrower for, or in respect of, any partial or total nationalisation, expropriation, compulsory purchase, requisition or resumption of any of its assets or any interest in its assets..

(b) The Borrower must repay the Secured Moneys in full if:

(i) the Borrower notifies the Financier in writing under clause 12.3(j) (**Control Event Notice**);

(ii) the Borrower and the Financier negotiate for a period of 10 Business Days after the Financier receives the Control Event Notice (**Control Event Negotiation Period**), which negotiations will be without prejudice to the Financier's discretion to give a Relevant Notice under clause 6.4(b)(iii); and

(iii) the Financier gives a notice (**Relevant Notice**) to the Borrower no later than 10 Business Days after the expiry of the Control Event Negotiation Period in which the Financier states that the Control Event described in the Control Event Notice is not satisfactory to the Financier; and

(iv) the relevant Control Event referred to in the Control Event Notice subsequently occurs, in which case the Borrower must repay the Secured Moneys immediately upon the Control Event occurring.

A Relevant Notice when given is final and binding on the Borrower. The Financier may give a Relevant Notice in its discretion and need not provide details or reasons for giving the Relevant Notice.

(c) A repayment under clause 6.4(i) must be made promptly, and in any event within five Business Days after receipt of the relevant proceeds.

(d) A repayment under clause 6.4(b) must be made within 20 Business Days after the later of the date of the Relevant Notice and the date on which the relevant Control Event subsequently occurs.

(e) An amount prepaid under this clause 6.40 may not be redrawn.

(f) Any amount mandatorily prepaid under this clause 6.4 will be applied to reduce the subsequent repayment instalments set out in the Payment Schedule on a pro rata basis.

6.5 Voluntary prepayment

(a) Subject to the operation of clause 6.7, the Borrower may prepay the whole or any part of the Principal Outstanding without penalty or break costs by giving the Financier at least three Business Days' prior written notice specifying the prepayment date.

(b) The Borrower must prepay the Principal Outstanding specified in the prepayment notice on the prepayment date specified in the notice together with all unpaid interest accrued under this agreement to the prepayment date in respect of the prepaid amount (for the avoidance of doubt 'unpaid interest' includes interest and fees that have capitalised and that form part of the Principal Outstanding and any fee payable under clause 6.7, provided that payment of any fee payable under clause 6.7 will discharge the obligation to pay unpaid interest in respect of the amount prepaid).

(c) A notice given under clause 6.5(a) is irrevocable.

(d) Nothing in this clause 6.5 affects the Borrower's obligations under clause 6.1.

(e) The Commitment is reduced by any amount of Principal Outstanding which is prepaid under this clause 6.5.

(f) Any amount voluntarily prepaid under this clause 6.5 will be applied to reduce the subsequent repayment instalments set out in the Payment Schedule on a pro rata basis.

6.6 Prepayment date

The Borrower may make a prepayment under clause 6.5 on any Business Day.

6.7 Minimum Interest

(a) In this clause 6.7, '**Relevant Date**' means, in respect of a Tranche, the earlier to occur of:

(i) the date on which the Principal Outstanding for that Tranche is repaid in full or the Commitment is or is required to be reduced to zero for any reason including:

(A) the Borrower or another person on its behalf has made a prepayment or repayment; or

(B) the Financier has required any Obligor to repay all of the Secured Moneys in accordance with the terms of this agreement or any other Finance Document,

(ii) the Termination Date.

(b) The Borrower must on the Relevant Date in respect of a Tranche, pay to the Financier interest calculated as follows:

(i) an amount equal to the Minimum Interest as specified in Item 6 of the Details Schedule for that Tranche; minus

(ii) an amount equal to the interest that has been actually received by the Financier to and including the Relevant Date for that Tranche.

If the amount is a negative number, it is taken to be zero and no interest is payable by the Borrower.

(c) Nothing in this clause 6.7 affects a Borrower's obligations under clause 6.1, or 6.5.

6.8 Illegality

(a) If any Change in Law or other event makes it illegal or impossible for the Financier or the Borrower to perform its obligations under the Finance Documents in respect of a Tranche or fund or maintain its Commitment under a Tranche, the Financier may by notice to the Borrower:

(i) suspend its obligations under the Finance Documents in respect of that Tranche for the duration of the illegality or impossibility; or

(ii) by notice to the Borrower, cancel its Tranche Commitment under that Tranche and require the Borrower to repay the Secured Moneys under that Tranche in full on the date which is 180 Business Days after the date on which the Financier gives the notice or any earlier date required by, or to comply with, the applicable law, regulation, treaty, order or official directive. If the nature of the illegality requires repayment on an earlier date, the parties will negotiate in good faith to explore the means by which this may be achieved.

(b) A notice under clause 6.8(a)(ii) in respect of a Tranche is irrevocable and the Borrower must, on the repayment date determined under clause 6.8(a)(ii), pay to the Financier the Secured Moneys in respect of that Tranche in full.

6.9 Mitigation by the Financier

(a) The Financier, in consultation with the Borrower, must take all reasonable steps to mitigate any circumstances which would result in any amount becoming payable or any Commitment being cancelled under any of clause 6.8, or 7.1 (including transferring its rights and obligations under the Finance Documents to a related entity of the Financier).

(b) The Financier is not obliged to take any steps under clause 6.9(a) if, in its opinion (acting reasonably), to do so might be prejudicial to it.

(c) The Borrower indemnifies the Financier for all costs and expenses reasonably incurred by the Financier as a result of steps taken by it under clause 6.9(a).

(d) Clause 6.9(a) does not limit the obligations of the Borrower under the Finance Documents.

7. Additional costs of Utilisation relating to Tax

7.1 Payments in gross

All payments which the Borrower is required to make under any Finance Document must be without:

(a) any set-off, counterclaim or condition; or

(b) any deduction or withholding for or on account of any Tax or any other reason unless the Borrower is required to make a deduction or withholding by applicable law.

7.2 Additional payments for Tax Deductions

If the Borrower is required by law to make a Tax Deduction from any payment to be made to the Financier under any Finance Document then, subject to clause 7.4, the Borrower must pay to the Financier an additional amount which the Financier determines to be necessary to ensure that the Financier receives when due a net amount (after payment of any Tax, other than an Excluded Tax) in respect of each additional amount) that is equal to the full amount it would have received if no Tax Deduction had been made.

7.3 Indemnity for Tax

Subject to clause 7.5, if the Financier is, or will be, required to pay any Tax in respect of any payment it receives or it is to receive, or for the purposes of Tax it is deemed to have received, from the Borrower under a Finance Document, the Borrower must, within three Business Days of demand by the Financier, pay to the Financier an amount equal to the loss, liability or cost which the Financier determines will be, or has been, directly or indirectly suffered by the Financier for or on account of that Tax.

7.4 Exclusions

No Tax Payment is payable to the Financier under clause 7.2:

(a) if and to the extent the Tax Deduction is in respect of an Excluded Tax;

(b) if and to the extent that the obligation to make the Tax Deduction is caused by the Financier's failure to perform any administrative act which:

  (i) if performed, would excuse the Borrower from (or reduce the extent of) an obligation to make the relevant deduction or withholding;

  (ii) is not able to be performed by the Borrower and is able to be performed by the Financier; and

  (iii) is normally performed in similar circumstances by responsible financial institutions in the relevant jurisdiction;

(c) if and to the extent that the obligation to make the Tax Deduction is caused by the Financier's failure to comply with any obligation under this agreement for it to provide Utilisations; or

(d) if the Tax Deduction is required to be made as a result of any representation or warranty given by the Financier being untrue or incorrect.

7.5 Exclusions for Tax indemnity

Clause 7.3 does not apply, and no amount is payable by the Borrower under clause 7.3:

(a) with respect to any Excluded Tax; or

(b) to the extent the relevant loss, liability or cost is compensated for by a payment of a claim under clause 7.2.

7.6 Taxation Deduction notice and procedures

(a) If the Borrower becomes aware that it must make a Tax Deduction to which clause 7.2 applies or that there is any change in the rate, or the basis, of such a Tax Deduction, it must notify the Financier.

(b) If clause 7.2 applies, the Borrower must pay the Tax Deduction to the appropriate Government Agency as required by law.

(c) If clause 7.2 applies, the Borrower must:

(i) use reasonable endeavours to obtain a payment receipt from the Government Agency (and any other documentation ordinarily provided by the Government Agency in connection with the payment); and

(ii) within two Business Days after receipt of the documents referred to in clause 7.6(c)(i), deliver copies of them to the Financier.

7.7 Tax Credit

If the Borrower makes a Tax Payment for the benefit of the Financier, and the Financier determines in its absolute discretion that:

(a) a Tax Credit is attributable to that additional payment; and

(b) the Financier has obtained, utilised and retained that Tax Credit,

then the Financier must pay an amount to the Borrower which the Financier determines in its absolute discretion will leave it (after that payment) in the same after Tax position as it would have been in had the circumstances not arisen which caused the Tax Payment to be required to be made by the Borrower. The Financier must use reasonable endeavours to determine whether a Tax Credit is attributable to the additional payment.

7.8 Tax affairs

Nothing in clause 7.7:

(a) interferes with the right of the Financier to arrange its tax affairs in any manner it thinks fit;

(b) obliges the Financier to investigate the availability of, or claim, any Tax Credit, however the Financier must use reasonable endeavours to determine whether a Tax Credit is available and must act reasonably if it so determines; or

(c) obliges the Financier to disclose any information relating to its tax affairs or any tax computations.

7.9 Indirect Tax

(a) All payments to be made by a recipient to a supplier under or in connection with the Finance Documents have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the recipient makes the payment:

(i) it must pay to the supplier an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii) the supplier will promptly (and in any event within five days) provide to the recipient a tax invoice complying with the relevant law relating to that Indirect Tax.

(b) Where a Finance Document requires a recipient to reimburse a supplier for any costs or expenses, that recipient shall also at the same time pay and indemnify that supplier against all Indirect Tax incurred by that supplier in respect of the costs or expenses save to the extent that that supplier or its representative member is entitled to repayment or credit in respect of the Indirect Tax (including an input tax credit). The supplier will promptly provide to the recipient a tax invoice complying with the relevant law relating to that Indirect Tax.

(c) If it is determined on reasonable grounds that the amount of Indirect Tax paid or payable by the supplier to the relevant Government Agency in connection with a supply differs for any reason from the amount of Indirect Tax recovered or recoverable from the recipient, the amount of the difference must be paid by, refunded to or credited to the recipient, as the case may be, so long as an appropriate tax invoice or adjustment note is provided.

7.10 Tax on documents

(a) The Borrower must pay any Tax (other than an Excluded Tax in respect of the Financier and any Tax paid or compensated in full under any other provision of the Finance Documents) which is payable in respect of a Finance Document (including in respect of the execution, delivery, performance, release, discharge, amendment or enforcement of a Finance Document).

(b) The Borrower must pay any fine, penalty or other cost in respect of a failure to pay any Tax described in clause 7.10(a) except to the extent that the fine, penalty or other cost is caused by the Financier's failure to lodge money which it has received from the Borrower at least 10 Business Days before the due date for lodgement.

(c) The Borrower indemnifies the Financier on demand against any amount payable under clause 7.10(a) or 7.10(b).

8. Other additional costs of Utilisation

8.1 Costs and expenses

The Borrower must pay all costs and expenses (which for the categories in paragraphs (a), (b), (d) and (e) must be reasonable) of the Financier in relation to :

(a) the negotiation, preparation, execution, delivery, stamping, registration, completion, variation, release and discharge of any Finance Document;

(b) the negotiation, preparation, execution, delivery, completion, registration and lodgement of any form or other ancillary document in connection with the registration or perfection of any Finance Document;

(c) the enforcement, attempted enforcement, protection or waiver of any rights or Powers under any Finance Document;

(d) the consent or approval of the Financier given or sought under any Finance Document; and

(e) any enquiry by a Government Agency involving or in relation to the Borrower, any transaction contemplated by the Finance Documents or the Secured Property, but excluding any enquiry by a Government Agency which relates to the Financier or its business generally or to the Borrower only because it is a borrower of the Financier,

including:

(f) any administration costs of the Financier in relation to the matters described in clauses 8.1(a) to 8.1(e); and

(g) any legal costs and expenses and any professional consultant's fees (subject to any agreed cap), on a full indemnity basis and without the necessity for any taxation or assessment.

8.2 Borrower to bear cost

Any thing which must be done by the Borrower under any Finance Document, whether or not at the request of the Financier, must be done at the cost of the Borrower.

9. Indemnities

9.1 General indemnity

(a) The Borrower indemnifies the Financier against any Loss (other than any Loss incurred by the Financier due to its fraud, negligence or wilful default) which the Financier, a Receiver (whether acting as agent of the Borrower or of the Financier) or an Attorney pays, suffers, incurs or is liable for, in respect of any of the following:

(i) a Utilisation required by a Utilisation Notice not being made for any reason including any failure by the Borrower to fulfil any condition precedent contained in clause 2, but excluding to the extent caused by any default by the Financier;

(ii) the occurrence of any Default;

(iii) the Financier validly exercising its Powers consequent upon or arising out of the occurrence of any Default;

(iv) the non-exercise, bona fide attempted exercise, exercise or delay in the exercise of any Power;

(v) any act or omission of the Borrower or any of its employees or agents;

(vi) the occupation, use or ownership of any Secured Property by the Borrower or any of its employees or agents;

(vii) any compulsory acquisition or statutory or judicial divestiture of any Secured Property;

(viii) any other thing in respect of a Security or any Secured Property;

(ix) any prepayment referred to in a notice delivered under clause 6.5 not being made on the relevant prepayment date for any reason;

(x) the Financier acting in connection with a Finance Document in good faith on written or telephone instructions purporting to originate from the offices of the Borrower to be given by an Authorised Officer of the Borrower; and

(xi) any enquiry, investigation, subpoena (or similar order) or litigation with respect to the Borrower or with respect to the transactions contemplated or financed under this agreement.

9.2 Continuing indemnities and evidence of loss

(a) Each indemnity of the Borrower in a Finance Document is a continuing obligation of the Borrower, despite any settlement of account or the occurrence of any other thing, and remains in full force and effect until the Secured Moneys are fully and finally repaid and each Security has been finally discharged.

(b) Each indemnity of the Borrower in a Finance Document is an additional, separate and independent obligation of the Borrower and no one indemnity limits the general nature of any other indemnity.

(c) Each indemnity of the Borrower in a Finance Document survives the termination of any Finance Document.

(d) A certificate given by an Authorised Officer of the Financier detailing the amount of any Loss covered by any indemnity in a Finance Document is sufficient evidence unless the contrary is proved.

10. Payment mechanics

10.1 Manner of payment

All payments by the Borrower under the Finance Documents must be made:

(a) in Same Day Funds;

(b) in the Relevant Currency;

(c) no later than 11.00am in the place of payment on the due date,

to the Financier's account as specified by the Financier to the Borrower or in any other manner the Financier directs from time to time.

10.2 Payments on a Business Day

If a payment is due on a day which is not a Business Day, the due date for that payment is the next Business Day in the same calendar month or, if none, the preceding Business Day, and interest must be adjusted accordingly.

10.3 Amounts payable on demand

If any amount payable by the Borrower under any Finance Document is not expressed to be payable on a specified date, that amount is payable by the Borrower within 3 days of written demand by the Financier.

10.4 Appropriation of payments

(a) Except where clause 10.4(b) applies, all payments made by the Borrower under this agreement may be appropriated as between principal, interest and other amounts as the Financier determines or, failing any determination, in the following order:

(i) first, towards reimbursement of all fees, costs, expenses, charges, damages and indemnity payments due and payable by the Borrower under the Finance Documents;

(ii) second, towards payment of interest due and payable under the Finance Documents; and

(iii) third, towards repayment or prepayment of the Principal Outstanding.

(b) Any money recovered by the Financier under, or as a result of the exercise of a Power under, a Security must be appropriated in the manner provided in that Security.

(c) Any appropriation under clauses 10.4(a) or 10.4(b) overrides any appropriation made by an Obligor .

10.5 Rounding

The Financier may round amounts to the nearest unit of Relevant Currency in making any allocation or appropriation under the Finance Documents.

10.6 Currency exchanges

If the Financier receives an amount under a Finance Document in a currency which is not in the Relevant Currency, the Financier:

(a) may convert the amount received into the Relevant Currency in accordance with its normal procedures; and

(b) is only regarded as having received the amount that it has converted into the Relevant Currency.

10.7 Waiver

The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than the Relevant Currency for that amount.

10.8 No discharge

Payment of an amount in a currency other than the Relevant Currency for that amount does not discharge that amount except to the extent of the amount of Relevant Currency actually obtained when the recipient converts the amount received into the Relevant Currency.

11. Representations and warranties

11.1 Representations and warranties

The Borrower represents and warrants to and for the benefit of the Financier that:

(a) **registration**: it is a corporation registered (or taken to be registered) and validly existing under the Corporations Act;

(b) **corporate power**: it has the corporate power to own its assets and to carry on its business as it is now being conducted;

(c) **authority**: it has power and authority to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party;

(d) **authorisations**: it has taken all necessary action to authorise the execution, delivery and performance of the Transaction Documents to which it is expressed to be a party;

(e) **binding obligations**: the Transaction Documents to which it is expressed to be a party constitute its legal, valid and binding obligations and, subject to any necessary stamping and registration, are enforceable in accordance with their terms subject to laws generally affecting creditors' rights and to principles of equity;

(f) **transaction permitted**: the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party will not breach, or result in a contravention of:

(i) any law, regulation or Authorisation;

(ii) its constitution or other constituent documents; or

(iii) any Security Interest or agreement which is binding it,

where such breach or contravention will have or be likely to have a Material Adverse Effect and will not result in:

(iv) the creation or imposition of any Security Interest on any of its assets other than as permitted under a Finance Document; or

(v) the acceleration of the date for payment of any obligation under any agreement which is binding on it;

(g) **Authorisations**: each Authorisation which is required and able to be obtained at the applicable time, in respect of:

(i) the execution, delivery and performance by it of the Transaction Documents; and

(ii) its business as now being conducted or contemplated,

where such breach or contravention will have or be likely to have a Material Adverse Effect has been obtained and effected and each such Authorisation is in full force and effect and has been complied with in all material respects;

(h) **compliance with law**: to the best of its knowledge, it has complied with all laws binding on it where failure to do so will have or be likely to have a Material Adverse Effect;

(i) **financial information**: the most recent Financial Reports or accounts which the Borrower has provided to the Financier under clause 12.1:

(i) in the case of the annual financial statement give a true and fair view of the financial condition and state of affairs of the Group in all material respects as at the date they were prepared and in the case of any other financial statements given under this agreement, fairly represent its financial condition and state of affairs in all material respects as at the date they were prepared; and

(ii) were prepared in accordance with the Accounting Standards;

(j) **no change in affairs**: there has been no change in its state of affairs since the end of the accounting period for the most recent Financial Reports or accounts, referred to in clause 11.1(i) which has had or is likely to have a Material Adverse Effect;

(k) **representations true**: each of its representations and warranties contained in the Transaction Documents is correct in all material respects and not misleading in any material respect when made or repeated;

(l) **disclosure**: to the best of its knowledge, all information including information provided in the Sharepoint Folder (other than budgets and forecasts) provided to the Financier by or on its behalf in relation to it, its assets, business or affairs or the Transaction Documents was correct in all material respects and not misleading (by omission or otherwise) in all material respects as at the time it was provided;

(m) **no failure to disclose**: to the best of its knowledge, it has not withheld from the Financier any information which would reasonably be expected to be material to the decision of the Financier to enter into the Finance Documents to which the Financier is a party;

(n) **legal and beneficial owner**: it is the legal and beneficial owner of its Secured Property;

(o) **no Security Interests or other interests**:

(i) there is no Security Interest over any of its Secured Property other than a Permitted Security Interest; and

(ii) no person holds an interest in its Secured Property other than under a Permitted Security Interest;

(p) **no Finance Debt**: no person is owed Finance Debt by the Borrower other than Permitted Finance Debt;

(q) **not a trustee**: it does not enter into any Transaction Document as trustee of any trust or settlement;

(r) **commercial benefit**: the entering into and performance by it of its obligations under the Transaction Documents to which it is expressed to be a party is for its commercial benefit and is in its commercial interests and for a proper purpose;

(s) **Group Structure**:

(i) the Borrower and the Guarantor's only Subsidiaries are listed in the Group Structure Diagram;

(ii) the Group Structure Diagram is true and correct in all respects and does not omit any material information or details;

(t) **no proceedings**: no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which is reasonably likely to be adversely determined and if adversely determined might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it in writing;

(u) **tax consolidation**: it is not a member of a Tax Consolidated Group for which the Head Company (as defined in the Tax Act) is the Borrower;

(v) **solvency**: it is

(i) solvent within the meaning of section 95A of the Corporations Act and it will not become insolvent as a result of entering into and performing its obligations under the Finance Documents; and

(ii) able to pay its debts as and when they fall due out of its own money;

(w) **ranking**: its payment obligations under this agreement rank, and will continue to rank at all times, at least equally with all its other present and future unsecured and unsubordinated payment obligations (including contingent obligations), other than those which are mandatorily preferred by law; and

(x) **no immunity**: it does not, nor do its assets, enjoy immunity from any suit or execution;

(y) **Material Documents**:

(i) to the best of its knowledge all Material Documents are valid, binding and enforceable unless they have terminated through performance or the effluxion of time; and

(ii) the Borrower has complied with all of its material obligations under each Material Document;

(z) **Fully Diluted Capital**: will be, immediately following a request by the Financier to exercise its rights under the Subscription Agreement (and, for the avoidance of doubt, such request by the Financier may be made at any time following execution of the Subscription Agreement by all parties to that agreement), the number of Shares that represents that Fully Diluted Capital will be follows:

Shareholder	No. Shares	Shareholding
Mawson Infrastructure Group Pty Ltd ACN 636 458 912	315,000 Shares	90%
Marshall Investments MIG Pty Ltd ACN 655 680 256	35,000 Shares	10%
Total	350,000 Shares	100%

(aa) **intellectual property**:

(i) it owns or has the right to use all Intellectual Property Rights which are necessary tor the operation of the software and applications which are the subject of its business; and

(ii) it does not infringe any Intellectual Property rights of any third party in any material respect.

11.2 Survival and repetition of representations and warranties

The representations and warranties given under this agreement:

(a) survive the execution of each Finance Document; and

(b) (except for the representations and warranties in clauses 11.1(l) and 11.1(m)) are repeated on each Utilisation Date and Interest Payment Date and, in the case of a revised Financial Model and each revised budget delivered under clause 12.1(e) is repeated when it is delivered to the Financier, with respect to the facts and circumstances then subsisting.

11.3 Reliance by Financier

The Borrower acknowledges that the Financier has entered into each Finance Document to which it is a party in reliance on the representations and warranties given under this agreement.

12. Undertakings

12.1 Provision of information and reports

The Borrower must provide to the Financier the following:

(a) **Monthly management accounts**: no later than 30 days after the end of each calendar month, copies of the consolidated management accounts of the Borrower and its Subsidiaries for that calendar month;

(b) **Operational reports**: no later than 30 days after the end of each calendar month, copies of the operational reports for the Borrower;

(c) **Bank accounts**: within 2 Business Day of a request by the Financier, a screen shot of all deposit accounts (including the Borrower's Operating Account) opened with a bank in the name of the Borrower;

(d) **Board minutes**: no later than 5 days after a meeting of the board members of the Borrower, a copy of the minutes of the board meeting or circulating resolutions (or extracts thereof) certified by the Company Secretary of the Borrower to be a true, complete and up-to-date copy of the original document and that the resolutions contained therein are in full force and effect;

(e) **Financial Model:**

(i) no later than 60 days after the date of this agreement, a financial model for the Group and its business in electronic format;

(ii) if the Borrower identifies that the current Financial Model is incorrect in any material way or inconsistent with the budget and projections provided under clause 12.1(f), a new Financial Model as soon as practicable;

(f) **Budget and financial projections:** no later than 1 July annually, copies of the annual budget and financial projections for that financial year together with evidence of approval by the board of the Borrower;

(g) **Audited Financial Statements:** within 120 days of the end of a financial year, copies of the audited financial statements for the Group for that financial year;

(h) **Compliance Certificate**: together with the documents provided under clause 12.1(a), a Compliance Certificate;

(i) **directors' certificate**: at the Financier's request, a certificate signed by at least two directors of the Borrower stating:

(i) if a Default has occurred; and

(ii) if so, full details of the relevant Default and the remedial action being taken or proposed;

(j) **Group Structure Diagram**: an updated Group Structure Diagram before each occasion that the then current Group Structure Diagram would become incorrect or misleading;

(k) **know your client**: promptly following a request by the Financier, provide to the Financier all information which it requires in order to manage its money-laundering, terrorism-financing or economic or trade sanctions risk or to comply with any laws or regulations in Australia or elsewhere, the Borrower agrees that the Financier may disclose any information concerning the Borrower to any law enforcement, Government Agency or court where required to do so by any such law or regulation; and

(l) **other information**: promptly on request, any other information which the Financier reasonably requests in relation to it or any of its businesses or its assets (in each case to the extent permitted by law relating to such information).

12.2 Proper accounts

The Borrower must keep accounting records which give a true and fair view of its financial condition and state of affairs and ensure that the accounts it provides under clause 12.1 are prepared in accordance with the Accounting Standards.

12.3 Notices to the Financier

The Borrower must notify the Financier as soon as practicable after it becomes aware of:

(a) any Default occurring;

(b) any change in its directors or the termination or appointment of any Authorised Officer of it (in the latter case together with an Authorised Officers Certificate duly completed and executed);

(c) any proposed issue of Marketable Securities;

(d) any material breach of, or default under, any Material Document to which it is a party;

(e) any intention by it to exercise any right, power or remedy under any Material Document to which it is a party as a consequence of any default under it;

(f) any litigation, arbitration, administration or other proceeding in respect of it or any of its assets being commenced or threatened which is either:

(i) in excess of $250,000; or

(ii) if adversely determined would have or be likely to have a Material Adverse Effect;

(g) any Security Interest (other than any Permitted Security Interest) that exists over any of its assets;

(h) any proposal of any Government Agency to compulsorily acquire or resume any of its assets or to require any of its assets to be sold, vested or divested;

(i) the acquisition by it of a Subsidiary;

(j) the occurrence of any Control Event in respect of the Borrower or intention to effect or facilitate a Control Event in respect of the Borrower;

(k) the occurrence of any Control Event; and

(l) the acquisition by it or any of its Subsidiaries of any material interest in real property.

12.4 Compliance

The Borrower must comply with all its obligations under each Transaction Document to which it is a party and ensure that no Event of Default occurs.

12.5 Maintenance of capital

The Borrower must not:

(a) pass a resolution under sections 254N or 260B of the Corporations Act;

(b) reduce or pass a resolution to reduce its capital other than by redeeming preference shares which constitute Permitted Finance Debt or with the Financier's prior written consent;

(c) buy-back or pass a resolution to buy-back, any of its shares other than by redeeming preference shares which constitute Permitted Finance Debt or with the Financier's prior written consent; or

(d) attempt or take any steps to do anything which it is not permitted to do under clauses 12.5(a), 12.5(b) or 12.5(c).

12.6 Compliance with laws and Authorisations

The Borrower must:

(a) comply with all laws and legal requirements, including each judgement, award, decision, finding or any other determination of a Government Agency, which applies to it or any of its assets where failure to do so will have or be likely to have a Material Adverse Effect;

(b) obtain, maintain and comply with all Authorisations required:

(i) for the enforceability against it of each Transaction Document to which it is a party, or to enable it to perform its obligations under each Transaction Document to which it is a party;

(ii) in relation to it or any of its assets where failure to do so will have or be likely to have a Material Adverse Effect; and

(c) not do anything which would prevent the renewal of any Authorisation referred to in clause 12.6(b) or cause it to be renewed on less favourable terms.

12.7 Material Documents

(a) The Borrower must not:

(i) amend or vary, or agree to an amendment or variation of;

(ii) terminate rescind or discharge (except by performance);

(iii) grant any waiver, time or indulgence in respect of any obligation under;

(iv) do or omit to do anything which may adversely affect the provisions or operation of; or

(v) do or omit to do anything which would give any other person legal or equitable grounds to do anything in clause 12.7(a)(i)-12.7(a)(iv) in respect of,

any Material Document to which it is a party where to do so would be likely to cause a Material Adverse Effect.

(b) The Borrower must do all things necessary to enforce all of its rights, powers and remedies under each Material Document to which it is a party.

12.8 Amendments to constitution

The Borrower must not amend its constitution or any other constituent document of it without the Financier's prior written consent (which consent must not be unreasonably delayed or withheld) where to do so would be likely to cause a Material Adverse Effect.

12.9 Negative pledge and disposal of assets

(a) The Borrower must not create or allow to exist or agree to any Security Interest over any of its assets other than a Permitted Security Interest.

(b) The Borrower must not acquire an asset which is, or upon its acquisition will be, subject to an Security Interest which is not a Permitted Security Interest.

(c) The Borrower must not sell, assign, transfer or otherwise dispose of, or part with possession of, or deal with or create an interest in any of its assets except:

(i) an asset which, at the time of the applicable dealing, is Disposable Property and then in, and only in, the ordinary course of business;

(ii) an asset (other than real property or an interest in real property or any other asset which at the applicable time is Disposable Property) which

is replaced by one or more assets having similar function and of comparable or superior type, value and quality or which is surplus to requirements;

(iii) a transaction which is a Relevant Event where the Borrower satisfies the Financier that upon completion of the Relevant Event the Financier will be repaid all of the Secured Money, and does so upon completion;

(iv) any Disposal to a Related Entity of the Borrower over whom the Financier holds an all assets Security Interest;

(v) unless with the prior consent of the Financier, disposal of assets in any one financial year with an aggregate value of less than $50,000 that are no longer required for the proper and efficient operation of the Group's business.

(d) The Borrower must not allow any other person to have a right or power to receive or claim any rents, profits, receivables, money or moneys worth (whether capital or income) in respect of its assets other than under a Security.

(e) The Borrower must not enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts in circumstances where the arrangement is in connection with:

(i) the raising of Finance Debt; or

(ii) the acquisition of an asset,

except for a netting or set-off arrangement in the ordinary course of its ordinary banking arrangements for the purpose of netting debit and credit balances, other than with the prior written consent of the Financier.

(f) The Borrower must not enter into any arrangement which, if complied with, would prevent the Borrower from complying with its obligations under the Finance Documents.

(g) If, by mandatory operation of law, this clause 12.9 may not prevent the Borrower creating an Security Interest:

(i) this clause 12.9 does not prevent the Borrower creating that Security Interest;

(ii) before that Security Interest is created the Borrower must ensure that the Financier receives the benefit of a deed of priority granting first ranking priority to each Security in a form and of substance required by the Financier; and

(iii) until that deed of priority is executed and delivered to the Financier, the Financier is not required to provide any further Utilisations.

12.10 Finance Debt

The Borrower must not incur any Finance Debt other than Permitted Finance Debt.

12.11 No change to business

The Borrower must not:

(a) engage in any business other than, or do anything which would result in substantial changes to, its existing core businesses and operations; or

(b) enter into any profit sharing arrangement in relation to its Secured Property or any partnership or joint venture with any other person without the Financier's written consent.

12.12 Financial accommodation

The Borrower must not provide any financial accommodation, or give any Guarantee in respect of any financial accommodation, to or for the benefit of any person, other than Permitted Financial Accommodation.

12.13 Acquisitions and subsidiaries

The Borrower must not:

(a) acquire or create a Subsidiary; or

(b) acquire any property or assets other than for the purposes of its existing core business,

without the prior consent of the Financier, unless immediately upon the acquisition or creation of the Subsidiary, property or asset the Borrower procures that a Security Interest is granted by the relevant Subsidiary over that Subsidiary, property or asset in favour of the Financier.

12.14 Restrictions on dealings

Except in relation to a transaction with a Related Company of the Borrower, the Borrower must not:

(a) enter into an agreement;

(b) acquire or dispose of an asset;

(c) obtain or provide a service;

(d) obtain a right or incur an obligation; or

(e) implement any other transaction,

with any person unless it does so on terms which are no less favourable to it than arm's length terms and where to do so would not be likely to cause a Material Adverse Effect.

12.15 Restrictions on Distributions and fees

The Borrower must not:

(a) make any Distribution other than a Permitted Distribution; or

(b) pay any director fees, management fees, consultancy fees or other like payments to any director, Associate, or Related Body Corporate of the Borrower unless those fees or other payments are:

(i) reasonable and are no more or less favourable than it is reasonable to expect would be the case if the relevant persons were dealing with each other at arm's length; or

(ii) paid with the Financier's prior consent.

12.16 Corporate existence and as merger

(a) The Borrower must do everything necessary to maintain its corporate existence and legal status as at the date of this agreement and must not transfer its jurisdiction of incorporation.

(b) The Borrower must not (and must ensure that no Subsidiary of the Borrower does) enter into any amalgamations, demergers, mergers or corporate reconstructions except as part of a Relevant Event.

12.17 Undertakings regarding Secured Property

The Borrower must:

(a) **maintenance of the Secured Property**:

(i) maintain and protect its Secured Property;

(ii) remedy every defect in its title to any part of its Secured Property; and

(iii) keep its Secured Property valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss;

(b) **Title documents**: deposit with the Financier, all the Title Documents in respect of:

(i) any shares the Borrower owns in its Subsidiaries, within 21 days from the date of the first Utilisation;

(ii) any of its Secured Property which is not at the applicable time Disposable Property immediately on:

(A) its execution of its Security;

(B) acquisition of any asset which forms part of its Secured Property and is subject to the fixed charge or a mortgage created by its Security; and

(C) such Secured Property ceasing to be Disposable Property for any reason;

(c) **registration and protection of security**: ensure that each Security Interest under its Security is registered and filed in all registers in all jurisdictions in which it must, or may, be registered and filed and is created and perfected so as to ensure the enforceability, validity, perfection and priority of the Security Interest against all persons and to be effective as a security, provided that the Borrower will not be in breach of its obligations under this clause 12.17(c) if the Financier fails to take any action which can only be taken by the Financier to enable the Security to be perfected as required under this clause 12.17(c), after written request from the Borrower to take that action.

(d) **no partnership or joint venture**: not enter into any profit sharing arrangement in relation to its Secured Property or any partnership or joint venture with any other person without the Financier's written consent (which consent shall not be unreasonably withheld or delayed).

12.18 Insurance

(a) **General requirements**: The Borrower must insure and keep insured its Secured Property:

(i) for amounts and against risks for which a person holding assets and carrying on a business similar to that of the Borrower would prudently take out insurance;

(ii) against damage, destruction and any other risk to their full replacement value or on a reinstatement basis;

(iii) against workers' compensation, public liability and business interruption; and

(iv) for any other risk to the extent and for the amounts the Financier may require (and where the insurances are available on reasonable commercial terms) and notify to the Borrower from time to time.

(b) **Payment of premiums**: The Borrower must punctually pay all premiums and other amounts necessary to effect and maintain in force each insurance policy.

(c) **Contents of insurance policy**: The Borrower must ensure that public liability insurance is taken out in the name of the Borrower and notes the Financier as an interested party.

(d) **Reputable insurer**: The Borrower must take out each insurance policy with a reputable and substantial insurer approved by the Financier.

(e) **No prejudice**: The Borrower must not do or omit to do, or allow or permit to be done or not done, anything which may materially prejudice any insurance policy.

(f) **Deliver documents**: Upon request by the Financier, the Borrower must as soon as practicable, deliver to the Financier:

(i) adequate evidence as to the existence and currency of the insurances required under this clause 12.18; and

(ii) any other detail which the Financier may require from time to time.

(g) **No change to policy**: The Borrower must not vary (where such variation may materially adversely affect the insurance of its Secured Property), rescind, terminate (other than by the passing of time), cancel or make a material change to any insurance policy without the Financier's written consent.

(h) **Full disclosure**: Before entering into each insurance policy, the Borrower must disclose to the insurer all facts which are material to the insurer's risk.

(i) **Assistance in recovery of money**: The Borrower must do all things required by the Financier to enable the Financier to recover any money due in respect of an insurance policy.

(j) **Notification by Borrower**: The Borrower must notify the Financier as soon as practicable after it becomes aware of:

(i) an event which in relation to its Secured Property gives rise to a claim of $250,000 or more under an insurance policy; and

(ii) the cancellation or variation for any reason of any insurance policy in relation to its Secured Property.

(k) **Dealing with insurance policy proceeds**:

(i) Unless clause 12.18(k)(iii) applies, if no Event of Default is subsisting, the proceeds of any insurance policy may be used for any purpose determined by the Borrower (acting reasonably).

(ii) Unless clause 12.18(k)(iii) applies, if an Event of Default is subsisting, the proceeds in respect of any insurance policy must be used to pay the Secured Moneys outstanding at that time or for any other purpose which the Financier approves.

(iii) Clauses 12.18(k)(i) and 12.18(k)(ii) do not apply to proceeds received from any workers' compensation or public liability policy or reinstatement policy to the extent that the proceeds are paid to a person entitled to be compensated under the workers' compensation or public liability policy, or under a contract for the reinstatement of its Secured Property.

(l) **Application of reinstatement proceeds**: If required under the terms of a reinstatement policy, the Borrower must apply all proceeds payable under the reinstatement policy to the reinstatement of its Secured Property.

(m) **Power to take proceedings**: If an Event of Default has occurred and a Receiver has not been appointed, the Financier alone has full power to make, enforce, settle, compromise, sue on and discharge all claims and recover and receive all moneys payable in respect of:

(i) any claim under any insurance policy; and

(ii) any compensation claim in respect of any injury to an employee of the Financier, Receiver or Attorney suffered while exercising or attempting to exercise any Power.

12.19 Financial undertakings

(a) In this clause:

Borrower's Operating Account means a deposit account with a bank approved by the Financier in the name of the Borrower, including terms deposit accounts.

Borrower's Revenue means, in respect of any period, the total of the Borrower's (and any of its Subsidiaries who had granted a security interest over all of its assets to the Financier) operating revenue generated through Bitcoin sales for that period, excluding any grants from a Government Agency.

Financial Model Forecast means on a Calculation Date, the current Financial Model or board approved forecast set in May or June of that year for the following 12 calendar month period showing the Borrower's (and any of its Subsidiaries) projected gross revenue. Where a forecast assumes revenues to be generated by a proposed acquisition, those projected revenues will be disregarded if the acquisition does not occur and is no longer proposed to take place.

Machines means any computing equipment required by the Borrower to operate its Business, including any ASIC miners or computers utilised for the purpose of mining cryptocurrency.

Review Date means each date that is:

(a) 12 months after the date of this agreement; and

(b) 24 months after the date of this agreement.

Subsidiary's Operating Account	means a deposit account with a bank approved by the Financier in the name of a Subsidiary, including term deposit accounts over which the Financier has a Security Interest.

(b) The Borrower must ensure that on each Calculation Date the Borrower's Revenue for the Calculation Period referable to that Calculation Date is no less than 70% of the total revenue that is projected in the Financial Model Forecast to have been earned or accrued by the Borrower and any of its Subsidiaries over that Calculation Period.

(c) At all times while any Secured Moneys are outstanding, the aggregate balance of cash standing to the credit of the Borrower's Operating Account and any Subsidiaries' Operating Account is at least equal to:

(i) from the date of the first Utilisation of Tranche 1 to the date of the first Utilisation of Tranche 2, not less than $500,000; and

(ii) from the date of the first Utilisation of Tranche 2 until the Termination Date, not less than $750,000.

(d) At the request of the Financier, the Borrower must promptly provide:

(i) a three month projection of the cash standing to the credit of the Borrower's Operating Account; and

(ii) such other information requested by the Financier in connection with the projection provided under clause 12.19(d)(i).

(e) The Borrower must ensure that read only electronic access of the Borrower's Operating Account is provided to the Financier.

(f) The Borrower must ensure that no less than 5,000 Machines (as defined above) are, at any point in time during the term of this Agreement, in operation in Australia.

12.20 Share issue

Immediately upon request by the Financier at any time after the first Utilisation, the Borrower must issue the capital to the Financier in accordance with the Subscription Agreement.

12.21 Tax consolidation

The Borrower must ensure that for so long as it is a member of a Tax Consolidated Group:

(a) there is at all times a valid tax sharing agreement for that Tax Consolidated Group in a form and substance approved in writing by the Financier; and

(b) that tax sharing agreement remains valid at all times (including for the purposes of section 721-25 of the Tax Act);

(c) the Borrower enforces all its rights, and does not waive any of its rights, under that tax sharing agreement and complies with its obligations under that tax sharing agreement; and

(d) it does not cease to be a member of that Tax Consolidated Group unless the Financier is reasonably satisfied that it will continue to limit its liability under section 721-15(3) of the Tax Act.

12.22 Chapter 2M

The Borrower must not enter into any deed in connection with the granting by ASIC of an order under Chapter 2M of the Corporations Act (a **cross-guarantee**) without the prior written consent of the Financier.

12.23 Personal Property Securities Act

(a) If the Financier determines that a Finance Document (or a transaction in connection with it) is or contains a Security Interest for the purposes of PPSA, the Borrower agrees to do anything (such as obtaining consents, signing and producing documents, getting documents completed and signed and supply information) within its control and which the Financier asks for the purposes of:

(i) ensuring that the Security Interest is enforceable, continuously perfected and otherwise effective; or

(ii) enabling the Financier to apply for any registration, or give any notification, in connection with the Security Interest so that the Security Interest has the priority required by the Financier; or

(iii) enabling the Financier to take control of any Secured Property or to exercise rights in connection with the Security Interest.

(b) If the Borrower holds any Security Interests for the purposes of PPSA and if a failure by the Borrower to perfect such Security Interests would reasonably be expected to have a Material Adverse Effect or would result in the Borrower losing title to any asset, the Borrower agrees to implement, maintain and comply in all material respects with, procedures for the perfection of those Security Interests. These procedures must include procedures designed to ensure that the Borrower takes all steps under PPSA to perfect continuously any such Security Interests including all steps necessary:

(i) for the Borrower to obtain the highest ranking priority possible in respect of the Security Interest (such as perfecting a purchase money security interest or perfecting a Security Interest by control); and

(ii) to reduce as far as possible the risk of a third party acquire an interest free of the Security Interest (such as including the serial number in a

financing statement for personal property that may or must be described by a serial number).

(c) Everything the Borrower is required to do under this clause 12.23 is at the Borrower's expense. The Borrower agrees to pay or reimburse the costs and expenses of the Financier in connection with anything the Borrower is required to do under this clause 12.23.

(d) The Financier need not give any notice under PPSA (including a notice of verification statement) unless the notice is required by PPSA and cannot be excluded.

(e) A term or expression which is used in this clause 12.23 and which is defined in PPSA has the same meaning in this clause 12.23 as is given to it in PPSA.

12.24 Term of undertakings and effect

(a) Unless the Financier otherwise agrees in writing, until:

(i) the Commitment is cancelled; and

(ii) the Secured Moneys are unconditionally repaid in full; and

(iii) each Security is discharged,

the Borrower must, at its own cost, comply with its undertakings in this clause 12.

(b) If something is permitted under a provision of this agreement but that same thing is prohibited under another provision of this agreement or any other Finance Document, that thing is prohibited.

13. Events of Default

13.1 Events of Default

It is an Event of Default, whether or not it is within the control of the Borrower, if:

(a) **failure to pay**: the Borrower fails to pay or repay any part of the Secured Moneys when due and payable by it, and if the failure to pay was solely due to a failure of the banking system used for the transfer of funds, the Borrower or the Ultimate Parent (as applicable) does not remedy the failure within 2 Business Days;

(b) **financial undertakings**: there is a breach of clause 12.19;

(c) **non-remediable failure**: the Borrower fails to perform any other undertaking or obligation of it under any Finance Document (excluding an undertaking or

obligation which is the subject of another Event of Default under this clause 13.1) and that failure is not remediable;

(d) **remediable failure**: the failure described in clause 13.1(b) is remediable, and the Borrower does not remedy the failure within 10 Business Days after receipt by the Borrower of a notice from the Financier specifying the failure or after the Borrower becomes aware of the failure, whichever is earlier ;

(e) **misrepresentation**: any representation or warranty or statement of the Borrower under a Finance Document is incorrect or misleading in any material respect when made or repeated and the Borrower does not remedy the underlying fact or event that gave rise to the incorrect or misleading representation within 10 Business Days after receipt by the Borrower of a notice from the Financier specifying the failure or after the Borrower becomes aware of the failure, whichever is earlier;

(f) **option agreement**: the Option Agreement is terminated by the Parent;

(g) **cross default**:

(i) any Finance Debt of the Borrower in an amount in excess of $250,000 (or its equivalent in any other currency or currencies) becomes due and payable, or becomes capable of being declared due and payable, before the scheduled date for payment or is not paid when due (after taking into account any applicable grace period);

(ii) any commitment for any Finance Debt of the Borrower is cancelled or suspended by a creditor, or potential creditor, of the Borrower as a result of an event of default or review event (however described); or

(iii) the Borrower is required to pay cash cover in an amount in excess of $250,000 (or its equivalent in any other currency or currencies) in respect of any Finance Debt as a result of an event of default or review event (however described);

(h) **Security Interest**: any Security Interest:

(i) is enforced, or becomes capable of being enforced, against an asset of the Borrower with a value in excess of $250,000; or

(ii) under a Security does not have, or ceases to have, the priority it is intended to have in whole or in part, unless due to the action or inaction of the Financier;

(i) **judgment**: a judgment in an amount exceeding $250,000 (or its equivalent in any other currency or currencies) is obtained against the Borrower is not set aside or satisfied within 10 Business Days;

(j) **execution**: a distress, attachment, execution or other process of a Government Agency is issued against, levied or entered upon an asset of the Borrower in an amount exceeding $250,000 (or its equivalent in any other currency or currencies) is not set aside or satisfied 10 Business Days;

(k) **Controller**: any of the following occur:

(i) a Controller is appointed; or

(ii) a resolution to appoint a Controller is passed,

to the Borrower or over an asset of the Borrower;

(l) **winding up**: any of the following occur:

(i) an application is made (which is not withdrawn or set aside within five Business Days);

(ii) an order is made; or

(iii) a resolution is passed or any steps are taken to pass a resolution, otherwise than for the purpose of an amalgamation or reconstruction which has the prior written consent of the Financier,

for the winding up of the Borrower;

(m) **administration**: any of the following occur:

(i) an administrator is appointed; or

(ii) a resolution to appoint an administrator is passed, or any steps are taken to pass a resolution to appoint an administrator,

to the Borrower;

(n) **deregistration**: the Borrower is deregistered, or any steps are taken to deregister the Borrower under the Corporations Act;

(o) **suspends payment**: the Borrower suspends payment of its debts generally for a period of more than 20 Business Days;

(p) **insolvency**: the Borrower is:

(i) unable to pay its debts when they are due; or

(ii) presumed to be insolvent under the Corporations Act;

(q) **arrangements**: the Borrower enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, any of its creditors;

(r) **reorganisation**: the Borrower implements a merger, demerger or scheme of arrangement with any person except with the Financier's consent as part of a solvent reconstruction or solvent amalgamation which does not materially adversely affect the interests of the Financier;

(s) **ceasing business**: the Borrower ceases to carry on business;

(t) **analogous process - Parent**: there is any step or process analogous to any of the things mentioned in any of clause 13.1(h) to 13.1(s) inclusive in respect of the Parent;

(u) **analogous process - Ultimate Parent**: there is any step or process analogous to any of the things mentioned in any of clause 13.1(h) to 13.1(s) inclusive in any jurisdiction outside Australia:

(i) in respect of an Obligor, which is not incorporated or formed under the laws of the Commonwealth of Australia, including the Ultimate Parent; or

(ii) in respect of the assets of Subsidiaries situated outside Australia;

(v) **compulsory acquisition**: all or a material part of the Secured Property is resumed or compulsorily acquired or required to be sold, vested or divested by, or by order of, a Government Agency or under law;

(w) **unenforceability**:

(i) a material provision of a Transaction Document is illegal, void, voidable or unenforceable;

(ii) any person (other than the Financier) becomes entitled to terminate, repudiate, rescind or avoid any material provision of any Transaction Document; or

(iii) the execution, delivery or performance of a Transaction Document by an Obligor breaches or results in a contravention of any law;

(x) **Key Person:** the departure of any Key Person from the business of the Borrower in circumstances where the Borrower is unable to replace the Key Person within 60 days of the departure and the Borrower is unable to satisfy the Financier within 10 Business Days of the expiry of the 60 day period that the departure will not be reasonably likely to have a Material Adverse Effect; and

(y) **material adverse effect**: any event or series of events (whether related or not) occurs which, in the reasonable opinion of the Financier, has or is reasonably likely to have a Material Adverse Effect.

13.2 Effect of Event of Default

(a) If an Event of Default occurs which is subsisting the Financier may at any time while the Event of Default is subsisting by notice to the Borrower declare that:

(i) the Secured Moneys are immediately due and payable; or

(ii) the Commitment is cancelled,

or make each of the declarations under clauses 13.2(a)(i) and 13.2(a)(ii).

(b) The Borrower must immediately repay the Secured Moneys on receipt of a notice under clause 13.2(a)(i).

13.3 Enforcement

(a) In addition to any other rights provided at law or under any Finance Document, on or at any time after the occurrence of an Event of Default, the Financier may at the cost of the Borrower, appoint a firm of independent accountants or other experts to review and report to the Financier on the affairs, financial condition and business of the Borrower and the Secured Property.

(b) The Borrower must do everything in its power to ensure any review and report under clause 13.3(a) can be carried out promptly, completely and accurately. Without limitation, the Borrower must co-operate fully with the review and ensure that the accountants and other experts are given access to all premises, books and records and are given all other information they require from time to time and must ensure that its Authorised Officers, employees and agents do the same.

(c) The Finance Documents may be enforced without notice to the Borrower or any other person even if the Financier accepts any part of the Secured Moneys after an Event of Default or there has been any other Event of Default.

(d) The Financier is not liable to the Borrower for any Loss the Borrower may suffer, incur or be liable for arising out of or in connection with the Financier exercising any Power, except to the extent specifically set out in a Finance Document.

14. Assignment and substitution

14.1 Assignment by Borrower

The Borrower must not assign or novate or otherwise deal with any of its rights or obligations under a Finance Document without the Financier's prior written consent.

14.2 Assignment by Financier

(a) The Financier may assign its rights or novate any of its rights and obligations under a Finance Document in the following manner and subject to the following conditions:

(i) while an Event of Default is subsisting, to any person, without the Borrower's consent; and

(ii) while no Event of Default is subsisting, without the Borrower's consent:

(A) having given at least five Business Days' prior written notice to the Borrower, to a Related Body Corporate of the Financier; or

(B) having given at least 30 Business Days' prior written notice to the Borrower, to any other person, other than:

(1) an entity established primarily for investing in distressed debt; or

(2) a direct competitor or a person that the Financier is aware is Controlled by a direct competitor, or a client, of the Borrower.

(b) Following a notice under clause 14.2(a)(ii)(B), the Borrower may repay the Facility in accordance with clause 6.4 of this agreement.

14.3 Securitisation Permitted

(a) The Financier may, without having to obtain the consent of or notify the Borrower , assign, transfer, sub-participate or otherwise deal with any of its rights under this agreement to a trustee of a trust, a company or any other entity which in each case is established for the purposes of securitisation (**Securitisation Dealing**).

(b) Despite any Securitisation Dealing by the Financier:

(i) the Financier must continue to perform all its obligations under this agreement; and

(ii) any amount paid by the Borrower to the Financier will satisfy the Borrower's obligation to make that payment until the Borrower is given notice by the Financier of the Securitisation Dealing and directed by the Financier to pay any amount payable by the Borrower under this agreement to the relevant assignee, transferee or sub-participant.

14.4 Participation permitted

The Financier may grant a participation interest (being a right to share in the financial benefits of this agreement, without any rights against the Borrower) in any of the Financier's rights and benefits under this agreement to any other person without having to obtain the consent of or to notify the Borrower.

14.5 No increase in costs

If the Financier assigns or novates any of its rights or obligations under any Finance Document, the Borrower is required to pay any net increase in the aggregate amount of costs, Taxes, fees or charges which is a consequence of the transfer or assignment.

15. Saving provisions

15.1 No merger of security

(a) Nothing in this agreement merges, extinguishes, postpones, lessens or otherwise prejudicially affects any Security Interest or indemnity in favour of the Financier or any Power.

(b) No other Security Interest or Finance Document which the Financier has the benefit of in any way prejudicially affects any Power.

15.2 Exclusion of moratorium

To the full extent permitted by law, a provision of any legislation which directly or indirectly:

(a) lessens, varies or affects in favour of the Borrower any obligations under a Finance Document; or

(b) stays, postpones or otherwise prevents or prejudicially affects the exercise by the Financier of any Power,

is negatived and excluded from each Finance Document and all relief and protection conferred on the Borrower by or under that legislation is also negatived and excluded.

15.3 Conflict

Where any right, power, authority, discretion or remedy conferred on the Financier, a Receiver or an Attorney by any Finance Document is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, those conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.

15.4 Consents and opinions

(a) Unless otherwise stated in this Agreement, whenever the doing of any thing by the Borrower is dependent on the consent, approval or satisfaction of the Financier, the Financier may withhold its consent or approval, or give it conditionally or unconditionally, and may be satisfied or unsatisfied, in each case in its absolute discretion, unless expressly stated otherwise in a Finance Document.

(b) Any conditions imposed on the Borrower by the Financier under clause 15.4(a) and accepted by the Borrower must be complied with by the Borrower.

(c) Subject to any express provision in any Finance Document to the contrary, in relation to reasonableness, good faith or timeliness, the Financier is not (and no director, officer, employee, agent, attorney, Related Body Corporate or successor of the Financier is) liable (whether in negligence, breach of contract or otherwise) in respect of any opinions or statements given or made by the

Financier, any consent or approval or failure to give consent of approval by the Financier, or any instructions or failure to give instructions by the Financier, under any Finance Document.

15.5 Principal obligations

This agreement and each Collateral Security is a principal obligation and is not ancillary or collateral to any other Security Interest (other than another Collateral Security) or other obligation and is independent of, and unaffected by, any other Security Interest or other obligation which the Financier may hold at any time in respect of the Secured Moneys.

15.6 Non-avoidance

If any payment by the Borrower to the Financier is avoided for any reason including any legal limitation, disability or incapacity of or affecting the Borrower or any other thing, and whether or not:

(a) any transaction relating to the Secured Moneys was illegal, void or substantially avoided; or

(b) any thing was or ought to have been within the knowledge of the Financier,

the Borrower:

(c) as an additional, separate and independent obligation, indemnifies the Financier against that avoided payment; and

(d) acknowledges that any liability of the Borrower under the Finance Documents and any right or remedy of the Financier under the Finance Documents is the same as if that payment had not been made.

15.7 Set-off authorised

The Financier:

(a) may, but need not, set off any matured obligation due from the Borrower to the Financier under the Finance Documents against any obligation owed by the Financier to the Borrower (other than in respect of any amount directly or indirecty related to the Financier (or a Related Body Corporate of the Financier) holding shares in the Borrower), regardless of the place of payment, booking branch or currency of either obligation; and

(b) may effect any currency conversion which may be required to effect its rights under clause 15.7(a).

15.8 Financier's certificates and approvals

(a) A certificate signed by any Authorised Officer of the Financier in relation to any amount, calculation or payment under any Finance Document is sufficient evidence of that amount, calculation or payment unless the contrary is proved.

(b) Where any provision of a Finance Document requires the Financier's approval, that approval will not be effective unless and until it is provided in writing.

15.9 No reliance or other obligations and risk assumption

The Borrower acknowledges and confirms that:

(a) it has not entered into any Finance Document in reliance on any representation, warranty, promise or statement made by or on behalf of the Financier;

(b) in respect of the transactions evidenced by the Finance Documents, the Financier has no obligations other than those expressly set out in the Finance Documents; and

(c) in respect of interest rates or exchange rates, the Financier is not liable for any movement in interest rates or exchange rates;

(d) in respect of interest rates or exchange rates, the Financier is not liable for any information, advice or opinion provided by the Financier or any person on behalf of the Financier, even if:

(i) provided at the request of the Borrower (it being acknowledged by the Borrower that such matters are inherently speculative);

(ii) relied on by the Borrower; or

(iii) provided incorrectly or negligently.

16. Notices

16.1 Requirements

Any notice or other communication including, any request, demand, consent or approval (**Notice**) to or by a party to any Finance Document:

(a) must be in legible writing and in English addressed to the party in accordance with its details set out in Schedule 1 or as specified to the sender by the party by Notice; and

(b) must be signed by an Authorised Officer of the sender (and, if sent by email, need not be signed).

16.2 When received

A Notice is regarded as being given by the sender and received by the addressee:

(a) if by delivery in person, when delivered to the addressee;

(b) if by post, on delivery to the addressee; or

(c) if by email, on receipt by the addressee of a scanned, signed and legible copy of the Notice attached to that email,

but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee's time) it is regarded as received at 9.00 am on the following Business Day.

16.3 Emailed documents

If the Borrower sends a Notice by email, the Borrower must as soon as reasonably practicable after request from the Financier give the Financier the original of that Notice and the original of any document accompanying that Notice.

16.4 Reliance

A Notice can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

16.5 Electronic transmission

The Borrower acknowledges and agrees that:

(a) providing a communication by electronic transmission (including by email) is not a secure means of sending such a notice, request or instruction;

(b) it is aware of the security risk involved in sending electronic transmissions to the Financier, including the risk that an electronic transmission may:

(i) be incomplete or inaccurate;

(ii) be fraudulently or mistakenly given or altered or not otherwise authorised by the Borrower; or

(iii) not be received in whole but may be received in part by the Financier; however the Borrower confirms and agrees that the Financier can nevertheless accept and rely on such electronic transmission even where they are for value; and

(c) because of the convenience and other efficiency benefits of the Financier accepting and acting on electronic transmission, the Borrower accepts the risk to the Borrower of the Financier accepting electronic transmissions that are incomplete, inaccurate, fraudulently or mistakenly given or not otherwise

authorised by the Borrower, or not received in whole but in part by the Financier; and

(d) the Financier may rely on a communication without making any further enquiries or verifying the authenticity, accuracy or completeness of that communication.

17. General

17.1 Confidential information

The Financier must not disclose to any person any Finance Document or any information about the Group and the Borrower must not disclose to any person any Finance Document except:

(a) in connection with a permitted assignment, novation, participation or securitisation under clause 14, where the disclosure is made on the basis that the recipient of the information will comply with this clause 17.1 in the same way that the Financier is required to do;

(b) in the case of the Borrower, to any actual or prospective equity investor on a confidential basis;

(c) to any professional or other adviser consulted by it in relation to any of its rights or obligations under the Finance Documents;

(d) to the Reserve Bank of Australia, the Australian Tax Office or any Government Agency requiring disclosure of the information;

(e) in connection with the enforcement of its rights or Powers under the Finance Documents;

(f) where the information is already in the public domain, or where the disclosure would not otherwise breach any duty of confidentiality;

(g) if required by law including the requirement of an IPO (other than under section 275 of the PPSA to the extent that disclosure would not be required under that section if the disclosure would breach a duty of confidence);

(h) to other members of the Group; or

(i) otherwise with the prior written consent of the Borrower or the Financier, as applicable.

17.2 Governing law and jurisdiction

(a) This agreement is governed by the laws of New South Wales.

(b) The Borrower irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

(c) The Borrower irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(d) The Borrower irrevocably waives any immunity in respect of its obligations under this agreement that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment before judgment, attachment in aid of execution or execution.

17.3 Prohibition and enforceability

(a) Any provision of, or the application of any provision of, any Finance Document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b) Any provision of, or the application of any provision of, any Finance Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

17.4 Waivers

(a) Waiver of any right arising from a breach of this agreement or of any Power arising on default under this agreement or on the occurrence of a Default must be in writing and signed by the party granting the waiver.

(b) A failure or delay in exercise, or partial exercise, of a right arising from a breach of this agreement or the occurrence of a Default or of a Power created or arising on default under this agreement or on the occurrence of a Default, does not result in a waiver of that right or Power.

(c) A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this agreement or on a default under this agreement or on the occurrence of a Default as constituting a waiver of that right or Power.

(d) A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

(e) This clause may not itself be waived except in writing.

17.5 Variations

A variation of any term of this agreement must be in writing and signed by the parties.

17.6 Calculations and Certificates

(a) In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the

Financier are sufficient evidence of the matters to which they relate unless the contrary is proved.

(b) Any certification or determination by the Financier of an exchange rate, a rate of interest or amount under any Finance Document is sufficient evidence of the matters to which it relates and any certification or determination by the Financier of any other matter is sufficient evidence of the matters to which it relates unless the contrary is proved.

(c) Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days in accordance with that market practice.

17.7 Cumulative rights

The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of the Financier, Receiver or Attorney.

17.8 Counterparts

This agreement may be executed in any number of counterparts. All counterparts taken together constitute one instrument. A party may execute this agreement by signing any counterpart. A party who has executed a counterpart of this document may exchange it with another party by emailing a pdf (portable document format) copy of, the executed counterpart to that other party, and if requested by that other party, will promptly deliver the original by hand or post. Failure to make that delivery will not affect the validity of this document.

17.1 Electronic Execution

This Agreement and each other Finance Document may be executed by a party in soft copy by electronic means, including by affixing a facsimile signature or by an electronic execution platform including DocuSign. Execution by electronic means will satisfy any statutory or other requirements for this document to be in writing and signed (and also, in the case of a deed, sealed and delivered) by that party. Any electronically executed soft copy, and any print out of such a copy, will constitute an executed original counterpart.

17.2 Attorneys

Each of the attorneys executing this agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

Schedule 1 Notice Details

Clause 16 (Notice)

1. Financier details

Name:	Marshall Investments MIG Pty Ltd ACN 655 680 256 as trustee for the Marshall Investments MIG Trust ABN 51 605 110 090
ACN	168 562 301
Address:	Suite 1, Level 12, 53 Martin Place, Sydney NSW 2000
Attention:	Amar Jassal / Andrew Martin
Email	amarj@marshall.com.au / andrewm@marshall.com.au

2. Borrower details

Name:	MIG No.1 Pty Ltd
ACN	641 831 923
Address:	Level 5, 97 Pacific Highway, North Sydney NSW 2060
Attention:	James Edward Manning / Nick Hugh Jones
Email:	james@mawsoninc.com / nick@mawsoninc.com

Schedule 2 Conditions precedent

Clause 2.1

Item 1	Finance Documents	Originals of each Finance Document which can be executed before the first Utilisation Date, duly executed by all parties to them other than the Financier.
Item 2	Material Documents	Copies of each Material Document, duly executed by all parties to them.
Item 3	Verification certificate	A duly executed verification certificate in the form of Schedule 4 executed by a director of the Borrower containing all of the documents referred to in Schedule 4, given in respect of the Borrower and dated no more than 5 Business Days before the proposed date of the first Utilisation Date.
Item 4	Security	Each Security Interest under the General Security Agreement and Specific Security Agreement has been registered pursuant to the PPSA, free from all prior ranking Security Interests other than a Permitted Security Interest.
Item 5	Discharges	Evidence that each person holding a Security Interest (other than a Permitted Security Interest), or other restriction over any part of the Secured Property has executed the necessary discharges, releases or withdrawals of those Security Interests or restrictions over the Secured Property in a registrable form.
Item 6	Title Documents	Each Title Document, transfer of a Marketable Security or other document required to be lodged with the Financier under any Finance Document.
Item 7	Operational Report	A copy of the Borrower's operational report for October 2021.
Item 8	Enquiries	Results of searches, enquiries and requisitions in respect of the Borrower and the Secured Property.
Item 9	Insurance	Evidence that the Borrower has complied with clause 12.18.

Item 10	Know Your Client (KYC)	Any 'know your client' documentation or information which is required to permit identification of the Borrower or any of its respective directors or other officers for the purposes of any anti-money laundering, counter-terrorism, financing or other legislation or regulation and that the identity of each Authorised Officer of the Borrower has been verified to the satisfaction of the Financier.
Item 11	Authorisation	Evidence that the Borrower has obtained all Authorisations which are required to enable the Borrower to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party.
Item 12	Equity / Parent Facility Loan	Evidence that the Borrower has been advanced under the Parent Facility Agreement an amount of not less than 50% of the relevant Tranche the subject of a Utilisation.
Item 13	Subscription Agreement	Evidence that each party has entered into the Subscription Agreement and that the Borrower has complied with, or will immediately following a request by the Financier, comply with the terms of the Subscription Agreement in respect of its obligations to issue not less than 35,000 shares in the Borrower to the Financier, or a Related Body Corporate of the Financier (subject to the Financier or a Related Body Corporate of the Financier having paid any amounts payable by it in accordance with the terms of the Subscription Agreement).
Item 14	Option Agreement	Evidence that the Option Agreement has been duly executed, or will as near as practicable simultaneously with the first Utilisation be executed, by each party to it .
Item 15	Guarantee and Indemnity	The provision of the Guarantee and Indemnity in a form that is mutually agreed by the parties and is duly executed by the Ultimate Parent.

Schedule 3 Utilisation Notice

From: MIG No.1 Pty Ltd ACN 641 831 923

To: Marshall Investments MIG Pty Ltd ACN 655 680 256 as trustee for the Marshall Investments MIG Trust ABN 51 605 110 090 **(Financier)**

Dated:

Dear Sirs

Secured Loan Facility Agreement

dated ____________________________ (Agreement)

1. We refer to the Agreement. This is a Utilisation Notice. Terms defined in the Agreement shall have the same meaning in this Utilisation Notice unless given a different meaning in this Utilisation Notice.

2. We wish to borrow a Loan on the following terms:

   Proposed Utilisation Date: [***Insert***] (or, if that is not a Business Day, the next Business Day)

   Amount: [***Insert***] or, if less, the Undrawn Commitment

3. We confirm that each condition specified in clause 2.1 are satisfied on the date of this Utilisation Notice.

4. The proceeds of this Loan should be credited to:

Payee:	[***Insert***]
Bank:	[***Insert***]
Account Number:	[***Insert***]
BSB:	[***Insert***]

5. This Utilisation Notice is irrevocable.

Yours faithfully

Authorised Officer
[*Insert*]

Schedule 4 Verification Certificate

Clause 2.1 and Schedule 3 Item 3

To: Marshall Investments MIG Pty Ltd ACN 655 680 256 as trustee for Marshall Investments MIG Trust ABN 51 605 110 090 **(Financier)**

Attention: Amar Jassal

We refer to the document entitled 'Secured Loan Facility Agreement' dated on or about the date of this document, between, among others, the Company listed below and the Financier (**Facility Agreement**).

We:

(a) [***Insert***]; and

(b) [***Insert***].

are officers of [***Insert***] (**Company**).

A term defined in the Facility Agreement which is not otherwise defined in this verification certificate has the same meaning when used in this verification certificate.

We are authorised to give this verification certificate on behalf of the Company. Expressions defined in the Facility Agreement apply in this verification certificate. We certify that:

6. **Attachments**

Attached are true, complete and up-to-date copies of the following, which as at the time of the meeting referred to in paragraph 9 was held and as at today, are in full force and effect, and which have not been revoked, suspended or amended:

(a) (**constituent documents**) the certificate of registration (marked **A**); and

(b) (**corporate documents**) each document which evidences any other necessary corporate or other action of the Company in connection with the Finance Documents to which it is intended to be a party (marked **B**).

7. **Corporate documents**

There are no other documents which evidence any other necessary corporate or other action of the Company in connection with the Transaction Documents to which it is intended to be a party.

8. **Corporations Act**

The Company is not prevented by Chapter 2E or Chapter 2J or any other provisions of the Corporations Act from entering into and performing any Transaction Document to which it is expressed to be a party.

9. Directors' meeting

Pursuant to a circulating resolution signed by a relevant quorum of directors of the Borrower who are entitled to vote on such a resolution, resolutions were duly passed:

(a) approving the terms of each Finance Document to which the Company is expressed to be a party;

(b) resolving that the Company's entry into Finance Document to which it is named as a party is for the commercial benefit of, and in the best interests of, the Company because the funding provided enables the Company to acquire assets and working capital to properly operate its business;

(c) authorising the Company to enter into, sign (whether by wet-ink, electronically or by the affixing of facsimile signature), deliver and perform each Finance Document (and any related ancillary document) to which it is named as a party; and

(d) appointing the persons listed in paragraph 14 as the Authorised Representative of the Company.

All provisions in the Corporations Act and the constitution of the Company relating to the declaration of directors' interests and the powers of interested directors to vote were duly observed at or before the meeting.

Minutes recording the resolutions referred to above were prepared and recorded in accordance with section 251A of the Corporations Act.

10. Intellectual Property

Each member of the Company has the legal and beneficial ownership of, or rights to use, all material trademarks, licences and other Intellectual Property Rights which are material to the core business.

11. Limit

The borrowing or guaranteeing, as appropriate, of the Commitment under the Facility Agreement, would not cause any borrowing, guaranteeing or similar limit binding on the Company to be exceeded.

12. Solvency

The Company is able to pay all of its debts as and when they become due and payable. There are no grounds for suspecting that it will not continue to do so after entering into the Transaction Documents (and after incurring any other liability which it proposes to incur around the time it enters into them).

13. No Material Adverse Effect

There has not been any event or circumstance (including any material adverse change or the continuation of any circumstance) that has occurred as at the date of this document which has adversely affected or could adversely affect the business,

condition (financial or otherwise), operations, performance, assets or prospects of the Company.

14. Authorised Representatives

The following persons are notified as Authorised Representatives of the Company with their specimen signatures:

Name	Position/Title	Date of birth	Specimen signature
[*Insert*]	[*Insert*]	[*Insert*]	______________________

15. Authorisations

The Company has obtained all Authorisations required to enter into and complete the transactions contemplated by the Facility Agreement.

We give this certificate on behalf of the Borrower and not in our personal capacity.

Signed: ______________________	______________________
Signature of Director	Signature of Director
______________________	______________________
Name in full (please print)	Name in full (please print)

Schedule 5 Compliance Certificate

Clause 12.1(g)

To: Marshall Investments MIG Pty Ltd ACN 655 680 256 as trustee for Marshall Investments MIG Trust ABN 51 605 110 090

Compliance Certificate as at [*Insert*]

I refer to the loan facility agreement (**Facility Agreement**) dated [***Insert Date or leave space***] between MIG No.1 Pty Ltd ACN 641 831 923 (as **Borrower**) and Marshall Investments MIG Pty Ltd ACN 655 680 256 as trustee for Marshall Investments MIG Trust ABN 51 605 110 090 (as **Financier**).

A term defined in the Facility Agreement has the same meaning when used in this Compliance Certificate.

We certify on behalf of the Borrower as follows in relation to the period ending [***Insert Date***]:

1. Borrower's Revenue as at [***insert date***] was[***Insert***].
2. the cash balance standing to the credit of the Borrower's Operating Account as at [***insert date***] was [***Insert***].

We attach calculations and supporting materials in respect of each of the above.

We represent and warrant that no Default is subsisting except as follows: [***Insert***], and we have taken/propose the following remedial action [***Insert action***].

We give this certificate on behalf of the Borrower and not in our personal capacity.

date ______________________________

sign here ► ______________________________
Director

print name ______________________________

Schedule 6 Authorised Officers Certificate

[*Insert Date*]

To: Marshall Investments MIG Pty Ltd ACN 655 680 256 as trustee for Marshall Investments MIG Trust ABN 51 605 110 090 (**Financier**)

Dear Sirs

Authorised Officers' Certificate

We refer to the Secured Loan Facility Agreement dated [*Insert Date*] between MIG No.1 Pty Ltd ACN 641 831 923 as Borrower and the Financier (**Facility Agreement**).

Terms used in this certificate that are defined in the Facility Agreement have, unless the context otherwise requires, the same meanings as in the Facility Agreement.

We are each [*a director / a director/company secretary*] of MIG No.1 Pty Ltd ACN 641 831 923 (**Borrower**).

The schedule to this certificate is a complete and up-to-date list of the Borrower's Authorised Officers with the signature, or a copy of the signature, and date of birth of each Authorised Officer of the Borrower appearing beside their name.

We certify that this document is complete, correct and fully in force.

We give this certificate on behalf of the Borrower and not in our personal capacity.

Executed by:

Signature of Director	Signature of Director/Company Secretary
Full name (print)	Full name (print)

Schedule

Name	Position	Signature	Date of Birth

Schedule 7 Group Structure Diagram

Mawson Group – Legal Structure

As at 20 October 2021


Mawson Infrastructure Group Inc. (US listed Entity)
Mawson Infrastructure Group Pty Ltd (Aust entity)
Cosmos Trading Pty Ltd
Cosmos Infrastructure LLC
Delaware LLC
MIG No. 1 Pty Ltd
Cosmos Manager LLC
Delaware LLC
Cosmos Asset Management Pty Ltd
Luna Squares LLC
Delaware LLC
Luna Squares Property LLC
Delaware LLC

Schedule 8 Payment Schedule

Date	Month	Days	Description	Principal	Interest	Total payment	Principal amortising	Principal outstanding
10/12/2021			Facility	(10,500,000)			5,250,000	10,500,000
31/12/2021	0	21	IO	-	72,493	**72,493.15**	5,250,000	10,500,000
31/01/2022	1	31	IO	-	107,014	**107,013.70**	5,250,000	10,500,000
28/02/2022	2	28	IO	-	96,658	**96,657.53**	5,250,000	10,500,000
31/03/2022	3	31	IO	-	107,014	**107,013.70**	5,250,000	10,500,000
30/04/2022	4	30	IO	-	103,562	**103,561.64**	5,250,000	10,500,000
31/05/2022	5	31	IO	-	107,014	**107,013.70**	5,250,000	10,500,000
30/06/2022	6	30	IO	-	103,562	**103,561.64**	5,250,000	10,500,000
31/07/2022	7	31	IO	-	107,014	**107,013.70**	5,250,000	10,500,000
31/08/2022	8	31	IO	-	107,014	**107,013.70**	5,250,000	10,500,000
30/09/2022	9	30	IO	-	103,562	**103,561.64**	5,250,000	10,500,000
31/10/2022	10	31	IO	-	107,014	**107,013.70**	5,250,000	10,500,000
30/11/2022	11	30	IO	-	103,562	**103,561.64**	5,250,000	10,500,000
31/12/2022	12	31	IO	-	107,014	**107,013.70**	5,250,000	10,500,000
31/01/2023	13	31	P&I	413,515	107,014	**520,528.39**	4,836,485	10,086,485
28/02/2023	14	28	P&I	419,814	92,851	**512,664.89**	4,416,671	9,666,671
31/03/2023	15	31	P&I	421,787	98,521	**520,308.05**	3,994,884	9,244,884
30/04/2023	16	30	P&I	426,651	91,182	**517,833.00**	3,568,233	8,818,233
31/05/2023	17	31	P&I	430,361	89,874	**520,234.23**	3,137,873	8,387,873
30/06/2023	18	30	P&I	435,177	82,730	**517,906.97**	2,702,695	7,952,695
31/07/2023	19	31	P&I	439,108	81,052	**520,159.92**	2,263,588	7,513,588
31/08/2023	20	31	P&I	443,583	76,577	**520,159.92**	1,820,004	7,070,004
30/09/2023	21	30	P&I	448,325	69,732	**518,056.19**	1,371,680	6,621,680
31/10/2023	22	31	P&I	452,598	67,487	**520,084.86**	919,082	6,169,082
30/11/2023	23	30	P&I	457,286	60,846	**518,131.46**	461,796	5,711,796
31/12/2023	24	31	P&I	5,711,796	58,213	**5,770,009.31**	-	-

HWL EBSWORTH LAWYERS

Signing page

Executed as an agreement

Borrower

Executed by **MIG No.1 Pty Ltd ACN 641 831 923** in accordance with section 127(1) of the *Corporations Act 2001* (Cth) by:

DocuSigned by:

AB8823C419CB4E6...

Signature of sole Director and sole Company Secretary

James Edward Manning

Full name (print)

Financier

Executed by **Marshall Investments MIG Pty Ltd ACN 655 680 256 as trustee for Marshall Investments MIG Trust ABN 51 605 110 090** in accordance with section 127 of the *Corporations Act 2001* (Cth) by:

DocuSigned by: AJ Martin 8FA835D7D25E4C7...	DocuSigned by: Amar Jassal 4B9A062CB033422...
Signature of Director	Signature of Director/Company Secretary
Andrew Martin	Amar Jassal
Full name (print)	Full name (print)